SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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First United Corporation
(Name of Registrant as Specified in Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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FIRST UNITED CORPORATION

March 23, 2007

To Our Shareholders:

On behalf of the Board of Directors and the whole First United Team, I cordially invite you to attend the Annual Meeting of Shareholders to be held on Tuesday, April 24, 2007, at 3:00 p.m., at the Wisp at Deep Creek Mountain Resort, McHenry, Maryland 21541. The notice of meeting and proxy statement accompanying this letter describe the specific business to be acted upon.

In addition to the specific matters to be acted upon, there will be a report on the progress of your Corporation.

It is important that your shares be represented at the meeting. Whether or not you plan to attend in person, we would ask that you mark, sign, date and promptly return the enclosed proxy in the envelope provided.

There will be a reception with light refreshments immediately following the meeting for all registered shareholders. I look forward to seeing you there.

Sincerely yours,

WILLIAM B. GRANT
Chairman of the Board &
Chief Executive Officer

P.O. Box 9 Oakland, MD 21550-0009 Telephone 888-692-2654

FIRST UNITED CORPORATION
19 South Second Street
P.O. Box 9
Oakland, Maryland 21550-0009

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

March 23, 2007

To Shareholders of First United Corporation:

Notice is hereby given that the Annual Meeting of the Shareholders of First United Corporation (the “Corporation”) will be held at the Wisp at Deep Creek Mountain Resort, McHenry, Maryland 21541. The meeting is scheduled for:

TUESDAY, APRIL 24, 2007, at 3:00 p.m.

The purposes of the meeting are:

1.	To elect six (6) Class III Directors to serve until the 2010 Annual Meeting and until the election and qualification of their successors.

2.	To approve the First United Corporation Omnibus Equity Compensation Plan.

3.	To transact such other business as may be properly brought before the meeting or any adjournment thereof.

WE HOPE THAT YOU WILL ATTEND THE MEETING. HOWEVER, WHETHER OR NOT YOU CONTEMPLATE ATTENDING THE MEETING, PLEASE SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON, IF YOU SO DESIRE. ALL SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON FEBRUARY 9, 2007, ARE ENTITLED TO VOTE AT THIS MEETING.

Anyone acting as proxy agent for a shareholder must present a proxy properly executed by the shareholder authorizing the agent in form and substance satisfactory to the judges of election, and otherwise in accordance with the Corporation’s Amended and Restated Bylaws.

By order of the Board of Directors

ROBERT W. KURTZ
Secretary

[THIS PAGE INTENTIONALLY LEFT BLANK]

FIRST UNITED CORPORATION
19 South Second Street
P.O. Box 9
Oakland, Maryland 21550-0009

March 23, 2007

PROXY STATEMENT

The enclosed proxy is solicited by the Board of Directors of First United Corporation (the “Corporation”) in connection with the Annual Meeting of Shareholders to be held on April 24, 2007, at 3:00 p.m. at the Wisp at Deep Creek Mountain Resort, McHenry, Maryland 21541, and any adjournment or postponements thereof. The cost of soliciting proxies will be borne by the Corporation. In addition to solicitation by mail, proxies may be solicited by officers, Directors and regular employees of the Corporation personally or by telephone, telegraph or facsimile. No additional remuneration will be paid to officers, Directors or regular employees who solicit proxies. The Corporation may reimburse brokers, banks, custodians, nominees and other fiduciaries for their reasonable out-of-pocket expenses in forwarding proxy materials to their principals. The approximate date on which this proxy statement and form of proxy will be mailed to shareholders is March 23, 2007.

OUTSTANDING SHARES AND VOTING RIGHTS

Shareholders of record at the close of business on February 9, 2007 (the “Record Date”) of issued and outstanding shares of the Corporation’s common stock, par value $.01 per share (“Common Stock”), are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, the number of issued and outstanding shares of Common Stock entitled to vote is 6,146,443, each of which is entitled to one vote.

The presence, in person or by proxy, of stockholders entitled to cast a majority of all votes entitled to be cast at the Annual Meeting shall constitute a quorum. All matters to be acted upon by shareholders are decided by a majority of all votes cast at the Annual Meeting on that matter. The withholding of a vote for a Director nominee will constitute a vote against that nominee. A broker non-vote with respect to the election of Directors will have no impact on the outcome of that vote. Abstentions and broker non-votes with respect to any other matter will have no impact on the outcome of the vote. A withheld vote, an abstention and a broker non-vote will all be counted for purposes of determining whether a quorum is present for the transaction of business.

All properly executed proxies received pursuant to this solicitation will be voted as directed by the shareholder on the proxy card. If no direction is given, the proxy will be voted FOR ALL NOMINEES named in Proposal 1, FOR approval of the First United Corporation Omnibus Equity Compensation Plan discussed in Proposal 2, and in the discretion of the proxies as to any other matters that may properly come before the meeting.

Please complete and sign the enclosed proxy and return it promptly to our transfer agent, Mellon Investor Services. Your proxy may be revoked at any time prior to its use by signing and delivering another proxy bearing a later date or by delivering written notice of the revocation to Robert W. Kurtz, Secretary, First United Corporation, P.O. Box 9, Oakland, Maryland 21550-0009. Should you attend the meeting and desire to vote in person, you may withdraw your proxy prior to its use by written request delivered to the Secretary of the Corporation at the meeting.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY
PRINCIPAL SHAREHOLDERS AND MANAGEMENT

The following table sets forth information as of the Record Date relating to the beneficial ownership of the Common Stock by (i) each person or group known by the Corporation to own beneficially more than five percent (5%) of the outstanding shares of Common Stock; (ii) each of the Corporation’s Directors, Director nominees and named executive officers (as defined below under “REMUNERATION OF EXECUTIVE OFFICERS”); and (iii) all Directors, Director nominees and executive officers of the Corporation as a group. Generally, a person “beneficially owns” shares if he or she has or shares with others the right to vote those shares or to invest (or dispose of) those shares, or if he or she has the right to acquire such voting or investment rights, within 60 days of the Record Date (such as by exercising stock options or similar rights). Except as otherwise noted, the address of each person named below is the address of the Corporation.

	Common Stock		Percent of
	Beneficially		Outstanding
	Owned		Common Stock
Directors, Nominees and Executive Officers:
David J. Beachy	6,627	(1)	.11%
M. Kathryn Burkey	2,366	(2)	.04%
Faye E. Cannon	2,122		.03%
Paul Cox, Jr.	1,908		.03%
William B. Grant	9,328	(3)	.15%
Eugene D. Helbig, Jr.	2,867	(4)	.05%
Raymond F. Hinkle	5,684	(5)	.09%
Robert W. Kurtz	3,568	(6)	.06%
Steven M. Lantz	1,576	(7)	.03%
John W. McCullough	5,086		.08%
Elaine L. McDonald	5,396	(8)	.09%
Donald E. Moran	135,164	(9)	2.20%
Karen F. Myers	8,503	(10)	.14%
Carissa L. Rodeheaver	1,045	(11)	.02%
Gary R. Ruddell	1,394	(12)	.02%
I. Robert Rudy	31,727	(13)	.51%
Richard G. Stanton	14,018	(14)	.23%
Robert G. Stuck	3,395		.05%
H. Andrew Walls, III	50		.00%

Directors & Executive Officers as a Group (22 persons)	260,379		4.24%

5% Beneficial Owners:
Firstoak & Corporation	432,954	(15)	7.04%
P.O. Box 557
Oakland, Maryland 21550

(1)	Includes 21 shares owned by spouse.
(2)	Includes 239 shares owned by spouse.
(3)
Includes 5,836 shares owned jointly with spouse, 200 shares owned by son, 11 shares owned by daughter, 2,425 shares held in a 401(k) plan account, 346 shares owned by spouse’s IRA, and 186 shares owned by spouse and daughter.

(4)	Includes 380 shares owned jointly with spouse, 275 shares owned by an IRA, and 2,212 shares held in a 401(k) plan account.
(5)	Includes 5,584 shares owned jointly with spouse.
(6)	Includes 2,295 shares held in a 401(k) plan account.
(7)	Includes 50 shares owned jointly with spouse, 5 shares owned by son and 1,130 shares held in a 401(k) plan account.
(8)	Includes 230 shares held by spouse’s IRA and includes 1,000 shares held by Grantor Trust of which Ms. McDonald is trustee and beneficiary, which shares are pledged to secure a line of credit.
(9)	Includes 86,593 shares owned by daughters over which Mr. Moran has shared investment discretion and 25,000 shares owned by spouse.
(10)	Includes 1,000 shares held by Grantor Trust of which Ms. Myers is a beneficiary and trustee.
(11)	Includes 240 shares held jointly with spouse, 15 shares held by spouse for benefit of a minor child and 790 shares held in a 401(k) plan account.
(12)	Includes 36 shares owned jointly with spouse.
(13)	Includes 767 shares owned jointly with spouse, 5,775 shares owned by spouse, 3,828 shares owned by daughters, 15,575 shares owned by I.R. Rudy’s, Inc. of which Mr. Rudy is owner.
(14)	Includes 1,484 shares held in spouse’s IRA.
(15)
Shares held in the name of Firstoak & Corporation, a nominee, are administered by the Trust Department of First United Bank & Trust in a fiduciary capacity. Firstoak & Corporation disclaims beneficial ownership of such shares.

ELECTION OF DIRECTORS (PROPOSAL 1)

The number of Directors constituting the Board of Directors is currently set at 16. Directors are divided into three classes, as nearly equal in number as possible, with respect to the time for which the Directors may hold office. Each Director is elected to hold office for a term of three years, and the terms of one class of Directors expire each year. The terms of Class III Directors expire this year, the terms of Class I Directors expire in 2008, and the term of Class II Directors expire in 2009. In all cases, Directors are elected until their successors are duly elected and qualify.

Stockholders are being asked to vote for a total of six (6) Director nominees at this year’s Annual Meeting. Each of the current Class III Directors is standing for re-election. Except for H. Andrew Walls, III, all Class III Directors were previously elected by shareholders. Mr. Walls was elected in October 2006 by the Board as permitted in the Corporation’s Bylaws after being recommended by a non-management Director.

No Director or nominee holds any directorship in any other public company. All current Directors and Director nominees serve on the board of directors of First United Bank & Trust, the Corporation’s wholly-owned subsidiary (the “Bank”). The Corporation’s Chief Executive Officer (“CEO”) is a Class I Director, and the Corporation’s President and Chief Risk Officer (“CRO”) is a Class II Director.

The following tables provide information about the Director nominees, including their ages as of the Record Date, their principal occupations and business experience, and certain other information. In the event a nominee declines or is unable to serve as a Director, which is not anticipated, the proxies will vote in their discretion with respect to a substitute nominee named by the Board.

Nominees for Class III (term expires in 2010):

		Occupation	Director
Name	Age	During Past Five Years	Since

M. Kathryn Burkey	56	Certified Public Accountant, Owner,	2005
		M. Kathryn Burkey, CPA

Karen F. Myers	55	President, Mountaineer Log & Siding Co., Inc.	1991
		President, Recreational Industries Inc.;
		Member, DC Development LLC;
		Real Estate Broker, Wisp Resort
		Development, Inc.

I. Robert Rudy	54	President, Rudy’s Inc.,	1992
		Retail Apparel and Sporting Goods.

Richard G. Stanton	67	Retired. Served as Chairman, President	1985
		and Chief Executive Officer of First United
		Corporation and First United Bank & Trust
		until 1996.

Robert G. Stuck	60	Vice President, Oakview Motors, Inc. - Retired.	1995
		Realtor, Long & Foster Real Estate, Inc.

H. Andrew Walls, III	46	President, Morgantown Printing & Binding;	2006
		Member, MEGBA, LLC.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR ALL NOMINEES.

Information about the Directors whose terms do not expire in 2007, including their ages as of the Record Date, and their principal occupations and business experience for the past five years is listed in the tables below.

Class I Directors (term expires in 2008):

		Occupation	Director
Name	Age	During Past Five Years	Since

David J. Beachy	66	Fred E. Beachy Lumber Co., Inc.	1985
		Building Supplies - Retired.

Faye E. Cannon	57	Consultant, Director of Dan Ryan Builders, Inc;	2004
		Former Chief Executive Officer and President
		of F & M Bancorp, Frederick, Maryland - Retired.

Paul Cox, Jr.	67	Owner, Professional Tax Service.	1993

William B. Grant	53	Chairman of the Board, CEO	1995
		First United Corporation and
		First United Bank & Trust.

John W. McCullough	57	Certified Public Accountant. Retired in 1999	2004
		as Partner of Ernst & Young, LLP.

Class II Directors (term expires in 2009):

		Occupation	Director
Name	Age	During Past Five Years	Since

Raymond F. Hinkle	70	Tax Consultant.	1996

Robert W. Kurtz	60	President, CRO, Secretary, and Treasurer,	1990
		First United Corporation and
		First United Bank & Trust.

Elaine L. McDonald	58	Realtor, Long & Foster Realtors.	1995

Donald E. Moran	76	Acting President, General Manager, Secretary	1988
		and Treasurer, Moran Coal Corporation.

Gary R. Ruddell	58	President, Hobby House Press, Inc., dba	2004
		Total Biz Fulfillment, provides business
		services; Member, Gary R. Ruddell LLC,
		commercial real estate; Member, MSG
		Glendale Properties LLC, residential real
		estate; Secretary, and Treasurer Hansa Toys USA, Inc.

Family Relationships Among Directors, Nominees and Executive Officers

Director nominee I. Robert Rudy and Senior Vice President Jeannette R. Fitzwater are siblings.

Committees of the Board of Directors

The Board of Directors has an Audit Committee, an Asset and Liability Management Committee, an Executive Committee, a Strategic Planning Committee, a Compensation Committee, and a Nominating and Governance Committee (the “Nominating Committee”). These committees are discussed below.

Audit Committee - The Audit Committee is established pursuant to Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and consists of David J. Beachy, M. Kathryn Burkey, Faye E. Cannon, Paul Cox, Jr., Raymond F. Hinkle, John W. McCullough, Richard G. Stanton, and Robert G. Stuck. Ms. Faye E. Cannon was appointed to the Committee in June 2006. The committee is responsible for the hiring, compensation and oversight of the Corporation’s independent auditors, and it also assists the Board in monitoring the integrity of the financial statements, in monitoring the performance of the Corporation’s internal audit function, and in monitoring the Corporation’s compliance with legal and regulatory requirements. The Board has determined that all audit committee members are financially literate and that Ms. Burkey, Ms. Cannon, and Messrs. McCullough and Stanton each qualify as an “audit committee financial expert” as that term is defined by Item 401(h) of the SEC’s Regulation S-K. This committee met nine times in 2006, with three meetings called for the purpose of reviewing and approving loans from the Bank to insiders in fulfillment of the Audit Committee’s duties under Nasdaq Rule 4350(h). The Board of Directors has adopted a written charter for the Audit Committee, a copy of which was attached as Appendix A to the definitive proxy statement filed in respect of the 2005 Annual Meeting of Shareholders. A copy of the charter is also available on the Corporation’s website at www.mybankfirstunited.com.

Asset and Liability Management Committee - The Asset and Liability Management Committee consists of David J. Beachy, Paul Cox, Jr., William B. Grant, Raymond F. Hinkle, Robert W. Kurtz, John W. McCullough, Elaine L. McDonald, Gary R. Ruddell, I. Robert Rudy, Richard G. Stanton, and Robert G. Stuck. The committee reviews and recommends changes to the Corporation’s Asset and Liability, Investment, Liquidity, and Capital Plans. This committee met three times in 2006.

Executive Committee - The Executive Committee consists of Paul Cox, Jr., William B. Grant, Robert W. Kurtz, Donald E. Moran, I. Robert Rudy, Richard G. Stanton, and Robert G. Stuck. The committee is responsible for reviewing and recommending changes to the Corporation’s Insurance Program, overseeing compliance with the Corporation’s Bylaws and Articles of Incorporation, monitoring the performance of the Corporation and its subsidiaries, and recommending changes to the personnel policies of the Corporation and of its subsidiaries. The Executive Committee is empowered to act on behalf of the full Board between meetings of the Board. This committee met two times in 2006.

Strategic Planning Committee - The Strategic Planning Committee consists of Faye E. Cannon, Paul Cox, Jr., William B. Grant, Raymond F. Hinkle, Robert W. Kurtz, Elaine L. McDonald, Donald E. Moran, Gary R. Ruddell, I. Robert Rudy, and Richard G. Stanton. The committee focuses on long-term planning to insure that management’s decisions take into account the future operating environment, the development of corporate statements of policy, and review of management’s internal and external information and communications systems. This committee did not meet in 2006.

Compensation Committee - The Compensation Committee, which met six times in 2006, consists of M. Kathryn Burkey, Faye E. Cannon, Raymond F. Hinkle, Elaine L. McDonald, Richard G. Stanton, and Robert G. Stuck. The committee is responsible for recommending to the Board a compensation policy for the executive officers and directors of the Corporation and its subsidiaries, overseeing the Corporation’s various compensation plans, and recommending changes for executive and director compensation. The committee determines executive compensation pursuant to the principles discussed below under “Compensation Disclosure and Analysis” and determines director compensation by reviewing peer group comparison reports prepared by compensation consultants. The Board passes on and, where appropriate, approves or ratifies all committee recommendations. The Compensation Committee has adopted a written charter, a copy of which is attached as Appendix A to this definitive proxy statement. A copy of the charter is also available on the Corporation’s website at www.mybankfirstunited.com.

Nominating and Governance Committee - The Nominating Committee consists of David J. Beachy, M. Kathryn Burkey, Faye E. Cannon, Paul Cox, Jr., John W. McCullough, Elaine L. McDonald, Donald E. Moran, and Richard G. Stanton. Ms. Faye E. Cannon was appointed to the Committee in May 2006. The committee is responsible for developing qualification criteria for Directors, reviewing Director candidates recommended by shareholders (see “Director Recommendations and Nominations” below), actively seeking, interviewing and screening individuals qualified to become Directors, recommending to the Board those candidates who should be nominated to serve as Directors, and developing and recommending to the Board the Corporate Governance Guidelines applicable to the Corporation and its subsidiaries. This Committee met one time in 2006. The Nominating Committee has a written charter, a copy of which was attached as Appendix B to the definitive proxy statement filed in respect of the 2005 Annual Meeting of Shareholders. A copy of the charter is also available on the Corporation’s website at www.mybankfirstunited.com.

Director Independence

Pursuant to Rule 4350(c) of The Nasdaq Stock Market’s listing standards (the “Nasdaq Listing Standards”), a majority of the Corporation’s Directors must be “independent directors” as that term is defined by Nasdaq Listing Standards Rule 4200(a)(15). The Corporation’s Board of Directors has determined that David J. Beachy, M. Kathryn Burkey, Faye E. Cannon, Paul Cox, Jr., Raymond F. Hinkle, John W. McCullough, Elaine L. McDonald, Donald E. Moran, Karen F. Myers, Gary R. Ruddell, Richard G. Stanton, Robert G. Stuck, and H. Andrew Walls, III, are “independent directors”, and these independent Directors constitute a majority of the Corporation’s Board of Directors. The members of the Compensation Committee and of the Nominating Committee are each an “independent director”. Each member of the Audit Committee satisfies the independence requirements of Rule 4350(d)(2) of the Nasdaq Listing Standards. In making these independence determinations, the Board, in addition to the transactions described below under “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS”, considered the following categories of transactions : for Ms. Burkey, the Bank’s purchase of goods from an affiliated retailer; and for Ms. Myers, the Corporation’s rental of meeting space and purchase of food products in connection with training seminars, the 2006 Annual Meeting of Shareholders, and the Corporation’s annual holiday party from an affiliated facility, and the purchase of phone services from an affiliated provider.

Director Compensation

The following table provides information about compensation paid to or earned by the Corporation’s Directors during 2006 who were not named executive officers (as defined below). Messrs. Grant and Kurtz do not receive director compensation.

DIRECTOR COMPENSATION
Name	Fees earned or paid in cash ($)	Change in pension value and nonqualified deferred compensation earnings ($)	All other compensation ($)(1)	Total ($)
David J. Beachy	$25,800	--	--	$25,800
M. Kathryn Burkey	23,800	--	$400	24,200
Faye E. Cannon	25,000	--	600	25,600
Paul Cox, Jr.	26,400	--	750	27,150
Raymond F. Hinkle	23,800	--	550	24,350
John W. McCullough	27,500	--	--	27,500
Elaine L. McDonald	29,038	--	--	29,038
Donald E. Moran	19,138	--	225	19,363
Karen F. Myers	19,800	--	--	19,800
Gary R. Ruddell	22,800	--	--	22,800
I. Robert Rudy	22,200	--	--	22,200
Richard G. Stanton	27,138	--	--	27,138
Robert G. Stuck	26,200	--	--	26,200
H. Andrew Walls, III	9,383	--	50	9,433
(1) Certain Directors are required to travel significantly greater distances than others to attend Board and committee meetings. The amounts shown include a travel allowance paid to these Directors.

Corporation Director Compensation

Directors who are not employees of the Corporation or the Bank receive $400 for attending each meeting of the Corporation’s Board and $200 for attending each meeting of a committee on which the director serves. Outside Directors also receive an annual retainer fee of $10,000. The Chairperson of each of the Audit Committee (Mr. McCullough), Compensation Committee (Ms. McDonald) and Nominating Committee (Mr. Moran) receives an additional annual retainer of $2,500. Effective May 1, 2007, the annual retainer fee will increase to $11,000, the fee for attending an Audit or Compensation Committee meeting will increase to $400, and $300 will be paid for attendance at all other committee meetings.

All directors of the Corporation and its subsidiaries are permitted to participate in the Corporation’s non-qualified Executive and Director Deferred Compensation Plan (the “Deferred Compensation Plan”). A discussion of the material terms of the Deferred Compensation Plan follows the table entitled “Non-Qualified Deferred Compensation” that appears below in the section entitled “REMUNERATION OF EXECUTIVE OFFICERS”.

Bank Director Compensation

All Directors also serve on the Board of Directors of the Bank. Outside Directors of the Bank receive $400 for attending each meeting of the Bank’s Board and $200 for attending each meeting of a Board committee on which the Director serves. Effective May 1, 2007, the fee for attending a committee meeting will increase to $300.

Attendance at Board Meetings

The Board of Directors held ten Board meetings in 2006. Each Director who served as such during 2006 attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period served) and (ii) the total number of meetings held by all committees of the Board on which that person served (held during the period served).

Director Recommendations and Nominations

The Nominating Committee will from time to time review and consider candidates recommended by shareholders. Shareholder recommendations should be labeled “Recommendation of Director Candidate” and be submitted in writing to: Robert W. Kurtz, Corporate Secretary, First United Corporation, P.O. Box 9, Oakland, Maryland 21550; and must specify (i) the recommending shareholder’s contact information, (ii) the class and number of shares of the Corporation’s capital stock beneficially owned by the recommending shareholder, (iii) the name, address and credentials of the candidate for nomination, (v) the number of shares of the Corporation’s capital stock beneficially owned by the candidate; and (iv) the candidate’s written consent to be considered as a candidate. Such recommendation must be received by the Corporate Secretary no less than 150 days nor more than 180 days before the date of the Annual Meeting of Shareholders for which the candidate is being recommended. For purposes of this requirement, the date of the meeting shall be deemed to be on the same day and month as the Annual Meeting of Shareholders for the preceding year.

Candidates may come to the attention of the Nominating Committee from current Directors, executive officers, shareholders, or other persons. The Nominating Committee periodically reviews its list of candidates available to fill Board vacancies and researches the talent, skills, expertise, and general background of these candidates. In evaluating candidates for nomination, the Nominating Committee uses a variety of methods and regularly assesses the size of the Board, whether any vacancies are expected due to retirement or otherwise, and the need for particular expertise on the Board.

In 2003, the Corporation created an “advisory council” consisting of local business owners in each of the geographic regions that we serve. The primary purpose of the advisory council is to tap the knowledge and experience of the advisory council members to better market in, expand into and serve our market areas. From time to time, promising Director candidates come to the attention of the Nominating Committee through their service on the advisory council, although such service is not a requirement of being considered for nomination. A person is typically appointed to the advisory council by the Board after being nominated by a Director, a member of our management team, or another advisory council member.

Whether recommended by a shareholder or another third party, or recommended independently by the Nominating Committee, a candidate will be selected for nomination based on his or her talents and the needs of the Board. The Nominating Committee’s goal in selecting nominees is to identify persons that possess complimentary skills and that can work well together with existing Board members at the highest level of integrity and effectiveness. A candidate, whether recommended by a Corporation shareholder or otherwise, will not be considered for nomination unless he or she maintains strong professional and personal ethics and values, has relevant management experience, and is committed to enhancing financial performance. Certain Board positions, such as Audit Committee membership, may require other special skills, expertise or independence from the Corporation.

It should be noted that a shareholder recommendation is not a nomination, and there is no guarantee that a candidate recommended by a shareholder will be approved by the Nominating Committee or nominated by the Board of Directors. A shareholder who is entitled to vote for the election of Directors and who desires to nominate a candidate for election to be voted on at a Meeting of Shareholders may do so only in accordance with Article II, Section 4, of the Corporation’s Amended and Restated Bylaws, which provides that a shareholder may nominate a Director candidate by written notice to the Chairman of the Board or the President not less than 150 days nor more than 180 days prior to the date of the meeting of shareholders called for the election of Directors which, for purposes of this requirement, shall be deemed to be on the same day and month as the Annual Meeting of Shareholders for the preceding year. Such notice shall contain the following information to the extent known by the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the Corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; (e) the number of shares of capital stock of the Corporation owned by the notifying shareholder; (f) the consent in writing of the proposed nominee as to the proposed nominee’s name being placed in nomination for Director; and (g) all information relating to such proposed nominee that would be required to be disclosed by Regulation 14A under the Exchange Act and Rule 14a-11 promulgated thereunder, assuming such provisions would be applicable to the solicitation of proxies for such proposed nominee.

Shareholder Communications with the Board of Directors

Shareholders may communicate with the Board of Directors, including the outside Directors, by sending a letter to First United Corporation Board of Directors, c/o Robert W. Kurtz, Corporate Secretary, First United Corporation, P.O. Box 9, Oakland, Maryland, 21550. The Corporate Secretary will deliver all shareholder communications directly to the Board of Directors.

The Corporation believes that the Annual Meeting of Shareholders is an opportunity for shareholders to communicate directly with Directors and, accordingly, expects that all Directors will attend each Annual Meeting of Shareholders. If you would like an opportunity to discuss issues directly with our Directors, please consider attending this year’s Annual Meeting of Shareholders. The 2006 Annual Meeting of Shareholders was attended by 13 persons who served on the Board of Directors as of the date of that meeting.

AUDIT COMMITTEE REPORT

The Audit Committee has (i) reviewed and discussed the Corporation’s consolidated audited financial statements for the year ended December 31, 2006, with Corporation management; (ii) discussed with bmc, the Corporation’s independent auditors, all matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU § 380), as modified or supplemented; and (iii) received the written disclosures and the letter from bmc required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as modified or supplemented, and has discussed with the auditors the auditors’ independence. The Committee meets with the internal and independent auditors, with and without management present, to discuss the overall scope and plans for their respective audits, the results of their examinations, their evaluations of the Corporation’s internal controls, and the overall quality of the Corporation’s financial reporting. Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the consolidated audited financial statements for the year ended December 31, 2006, be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2006.

By:	AUDIT COMMITTEE

David J. Beachy
M. Kathryn Burkey
Faye E. Cannon
Paul Cox, Jr.
Raymond F. Hinkle
John W. McCullough
Richard G. Stanton
Robert G. Stuck

EXECUTIVE OFFICERS

Information about the Corporation’s executive officers is set forth below. All officers are elected annually by the Board of Directors and hold office at its pleasure. Unless indicated otherwise, officers serve in the same capacities for the Corporation and the Bank.

William B. Grant, age 53, serves as Chairman of the Board and CEO. Mr. Grant has been Chairman of the Board and CEO since 1996. Prior to holding these positions, he served as Secretary and Executive Vice President.

Robert W. Kurtz, age 60, serves as a Director and as the President, CRO, Secretary, and Treasurer. Mr. Kurtz has been a Director since 1990 and has served as President, Secretary, and Treasurer since 1997. Mr. Kurtz served as Chief Financial Officer (“CFO”) from 1997 to December 31, 2005. Prior to holding these positions, he served as Chief Operating Officer and Executive Vice President.

Jeannette R. Fitzwater, age 46, serves as Senior Vice President and Director of Human Resources. Ms. Fitzwater was appointed to these positions in 1997. Prior to this time, she served as First Vice President, Director of Marketing, and Regional Sales Manager of the Bank.

Eugene D. Helbig, Jr., age 54, serves as Senior Vice President and Senior Trust Officer. Mr. Helbig was appointed Senior Vice President in 1997 and Senior Trust Officer in 1993. Prior to serving in these capacities, he served as First Vice President of the Bank.

Steven M. Lantz, age 50, serves as Senior Vice President and Director of Lending. Mr. Lantz was appointed to these positions in 1997. Prior to this time, he served as First Vice President and Commercial Services Manager of the Bank.

Robin M. Murray, age 48, serves as Senior Vice President and Director of Retail Banking. Ms. Murray was appointed to this position in 2006. From 1997 until 2006, she served as the Bank’s Vice President & Director of Marketing and Retail Sales and Marketing Retail Service Manager.

Carissa L. Rodeheaver, age 40, serves as Senior Vice President and CFO. Ms. Rodeheaver, who is a Certified Public Accountant and Certified Financial Planner, was appointed to these positions on January 1, 2006. Prior to this time, Ms. Rodeheaver served as Vice President and Trust Department Sales Manager of the Bank from 2000 to 2004 and Vice President and Assistant Chief Financial Officer of the Corporation from 2004 to December 31, 2005.

Frederick A. Thayer, IV, age 48, serves as Senior Vice President and Director of Marketing and Strategic Planning. Mr. Thayer was appointed to this position in 2006. Prior to this time, as Senior Vice President, Director of Sales, and CRA Officer, First Vice President, Regional Executive Officer and Regional Sales Manager of the Bank.

COMPENSATION DISCLOSURE AND ANALYSIS

Both the Corporation and the Bank maintain various compensation plans and arrangements for their respective employees. All of the Corporation’s executive officers are also executive officers of the Bank. Where appropriate, these plans and arrangements are structured to apply to employees of the consolidated group. As used in the discussion that follows, the terms “we”, “us”, and “our” refer to First United Corporation and its consolidated subsidiaries unless the context clearly requires otherwise.

Overview of Compensation Philosophy and Objectives

The Compensation Committee of the Corporation’s Board of Directors, composed of a minimum of three independent Directors, administers our executive compensation program. The Compensation Committee is appointed each year by the Corporation’s Board, considering the recommendation of the Nominating and Governance Committee, and further considering the views of the Chairman of the Board and the CEO, as appropriate. The role of the Compensation Committee is to oversee our compensation and benefit plans and policies, administer our cash-based incentive and equity-based plans, and annually review and recommend for approval by the Board all compensation decisions relating to appointed officers, including those relating to the Chairman and CEO, the CFO, and the other named executive officers. The Compensation Committee submits its decisions regarding compensation to the independent Directors of the Board for approval or ratification.

The Committee recognizes the importance of maintaining sound principles for the development and administration of compensation and benefit programs, and has taken steps to significantly enhance the Committee’s ability to effectively carry out its responsibilities as well as ensure that the Company maintains strong links between executive pay and performance. Examples of procedures and actions that the Committee has recently implemented or taken include:

•	Initiated a practice of holding executive sessions (without Company management present) at Compensation Committee meetings;
•	Hired an independent compensation consultant to advise on executive compensation issues;
•	Realigned compensation structures based on targeting median competitive pay;
•	Established a peer group for performance comparisons;
•	Established annual reviews for the named executive officers;
•	Approved the Omnibus Equity Compensation Plan (the “Omnibus Plan”) to be submitted to shareholders for approval at the 2007 annual meeting;
•	Established change-in-control agreements with members of executive management; and
•	Initiated a review of the Supplemental Executive Retirement Plan to ensure compatibility with the change-in-control agreements.

Compensation Committee Charter

The Compensation Committee’s charter dictates the authority and responsibility of the Compensation Committee. The charter requires the Compensation Committee to annually review and assess the adequacy of the charter and recommend any proposed changes to the Board for approval.

Relationship Between Our Performance and Executive Compensation

The Committee believes that the compensation paid to executive officers should be closely tied to our performance on both a short-term and long-term basis, and that such compensation should assist us in attracting and retaining key executives critical to our long-term success. Accordingly, compensation is structured to ensure that a significant portion of compensation opportunity will be directly related to enhancing our overall financial performance.

Elements of 2006 Executive Compensation

In 2006, annual compensation for our named executive officers consisted of base salary, cash bonus (Executive Pay for Performance Plan), matching and discretionary payments under the Bank’s 401(k) Profit Sharing Plan, participation in the Bank’s Supplemental Executive Retirement Plan (“SERP”), benefits related to bank-owned life insurance (“BOLI”) polices, group term life insurance coverage, and health and disability insurance. We also maintain a Deferred Compensation Plan. The material terms of each form of compensation (other than group term life insurance and health and disability coverage) paid to our named executive officers are discussed in detail below under “REMUNERATION OF EXECUTIVE OFFICERS”.

Salary - Executive salaries are evaluated periodically by the Compensation Committee and are based upon an array of qualitative factors including functional area management, management of regulatory and legal challenges, adherence to compliance and internal controls, contribution to our overall financial results, and leadership development In addition, a compensation study is completed each year to compare our executive salaries to the median salaries of a peer group consisting of financial institutions of similar size and within a designated geographic area. The Compensation Committee also considers recommendations from the Chairman and CEO regarding total compensation for those executives reporting directly to him. Management provides to the Compensation Committee historical and prospective breakdowns of the total compensation components for each executive officer. It is the Compensation Committee’s intention to set executive salaries at levels sufficient to attract and retain a strong motivated leadership team.

Executive Pay for Performance - Cash bonus awards to executives, payable under the Executive Pay for Performance Plan, are based solely on our financial performance. The Executive Pay for Performance award is structured as a percentage of base salary and is awarded upon our achievement of the financial goals related to return on shareholder’s equity, earnings per share, and the efficiency ratio. These goals are established at the start of each year by the Compensation Committee, and approved by the Board of Directors. Both a target and a maximum payout are established. Executive officers are not entitled to any minimum payout. The target payout is awarded if we meet the target goal. The maximum benefit is awarded if we meet or exceed 102% of the target goal. Each November, the Compensation Committee reviews our projected performance for the year and makes a determination, after meeting with management, as to whether awards under the Executive Pay for Performance Plan are payable for the year. If so, payments are made during the first quarter of the following year.

401(k) Profit Sharing Plan - In furtherance of our belief that every employee should have the ability to accrue valuable retirement benefits, the Bank adopted the 401(k) Profit Sharing Plan, which is available to all employees, including executive officers, so long as they were employed on December 31st of each plan year and have completed at least one year of service to the Corporation. In addition to contributions by participants, the plan contemplates employer matching and discretionary contributions to the accounts of participants. We believe that matching contributions encourages employees to participate and thereby plan for their post-retirement financial future. The Bank will make a matching contribution equal to 50% of the amount of the salary reduction elected by the employee, up to 6%. This match is available to all employees immediately upon entering the plan on the first day of the month following the completion of 30 days of employment. An employer discretionary basic contribution of 0.5% of total annual gross pay can be contributed annually by the Bank to non-highly compensated employees (as defined in the plan). The employee must be a plan participant and be actively employed on the last day of the plan year to share in this basic plan contribution. A discretionary taxable cash payment of 0.5% of total annual gross pay is paid to the highly compensated employees (as defined in the plan) if the basic contribution is awarded to the non-highly compensated employees. This cash payment is not made pursuant to the 401(k) Profit Sharing Plan, but it is tied to the plan in that it is made only if the basic contribution is made. Each of the named executive officers was a highly compensated employee in 2006.

Pension Plan - We believe that every employee should share in the Bank’s success and have the ability to accrue valuable retirement benefits. All employees are eligible to participate in the Bank’s Pension Plan, which is a qualified defined benefit plan upon completion of one year of service and the attainment of the age of 21. Retirement benefits are determined using an actuarial formula that takes into account years of service and average compensation.

SERP - The Bank adopted the SERP to help our executives reach reasonable retirement goals. The SERP recognizes the value that our executives bring to the organization and rewards them for their long-term service commitments. The participant’s normal retirement SERP benefit is equal to 2.5% of his or her Final Pay for each year of service through age 60 (up to a maximum of 24 years) plus 1% of Final Pay for each year of service after age 60 (up to a maximum of 5 years, for a total benefit equal to 65% of Final Pay). Each of the named executive officers has been credited with 24 years of service, regardless of actual years of service, to minimize certain income taxes imposed under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) that could arise in connection with the Change in Control Severance Plan (the “Severance Plan”) that was adopted by the Corporation in February 2007. For purposes of the SERP, “Final Pay” means a participant’s annual salary for the year in which a Separation from Service (as defined in the SERP) occurs plus the greater of (i) the maximum targeted cash bonus for that year or (ii) the actual cash bonus paid for the year immediately preceding the year in which the Separation from Service occurred. SERP benefits are paid only to the extent the accrued benefit exceeds the accrued benefit payable under the Pension Plan and are offset by 50% of any social security benefits received by the participant. If the participant dies prior to retirement, the SERP benefit will additionally be reduced by the amount of any death benefit payable to the participant’s designated beneficiaries under the Bank’s BOLI benefits plan. The SERP and BOLI benefits program were drafted such that in no event will the sum of the SERP benefit paid upon death and the benefits paid under the BOLI benefits program exceed the normal retirement SERP benefit earned to date of death. We believe that the SERP is an essential piece of a competitive and attractive executive benefits package.

BOLI - The Bank purchased policies of BOLI, which are insurance policies on the lives of our officers, to help offset the costs of providing benefits under all benefit plans and arrangements. The Bank is the sole owner of these BOLI policies, has all rights with respect to the cash surrender values of these BOLI policies, and is the sole death beneficiary under these BOLI policies. Because we believe that it is important to reward our officers for their loyalty and service, we have agreed to assign a portion of the cash benefits payable under these BOLI policies to their estates in the event they die while employed. The BOLI benefit for each of the Bank’s executive officer, all of whom are executive officers of the Corporation, is the present value of the projected SERP benefit at normal retirement age (as defined in the plan) reduced by the participant’s projected income tax on that benefit. For non-executive officers, the benefit is $25,000.

The BOLI benefits program and the SERP were adopted several years ago after consultation with Charon Planning, a compensation consultant hired by the Board of Directors. Although management was involved in the consultative process, major decisions with respect to these plans, including the decision to adopt and implement them, were made by the Board of Directors.

Deferred Compensation Plan-Each of our Directors and those executives selected by the Compensation Committee are permitted to participate in the Deferred Compensation Plan. In addition to director and employee deferrals, the Deferred Compensation Plan contemplates discretionary employer contributions to a participant’s account. We have never used this feature of the plan by making discretionary contributions.

Selection of Amounts and/or Formulas for Components of 2006 Compensation

Each executive’s current and prior compensation was considered in setting compensation for 2006. Base compensation is generally targeted to recognize each executive officer’s value, performance and historical contributions to our success in light of salary standards in the marketplace. In addition, we reviewed the compensation practices of our competitors, and to some extent, our compensation plan was based on the marketplace and the entities with which we compete for executives. The elements of our plan are very similar to the elements used by many financial institutions.

For 2006, the Corporation made the basic contribution to non-highly compensated employees under the 401(k) Profit Sharing Plan, so it also made the discretionary cash bonus awards to each of the named executive officers. The 2006 targeted financial goals under our Executive Pay for Performance Plan were as follows: return on shareholder’s equity of 13.18%; earnings per share of $2.11; and an efficiency ratio of 63.05%; These goals were chosen based upon growth levels determined in our strategic planning process, taking into considering that we are currently in an expansion mode. The Compensation Committee chose 102% of target as the maximum award payout threshold because it believed this figure would encourage strong annual performance without significantly sacrificing future earnings. The following table shows the percentage of base salary payable in 2006 as a bonus to each of the named executive officers for achievement of the target and maximum goals:

	Target %	Maximum %
William B. Grant	40%	50%
Robert W. Kurtz	30%	37.5%
Carissa L. Rodeheaver	20%	25%
Steven M. Lantz	20%	25%
Eugene D. Helbig	20%	25%

These percentages of salary were chosen based on the position held by each executive and comparable total compensation packages for similar positions within our peer group. Forty percent of the bonus is allocable to achievement of the goal for return on stockholders’ equity, 40% is allocable to achievement of the goal for earnings per share, and the remaining 20% is allocable to achievement of the goal for efficiency ratio, and the bonus can be paid in part or in whole, depending upon which and to what extent goals are achieved.

We chose not to make any discretionary profit sharing contributions or payments in 2006 under the 401(k) Profit Sharing Plan because the 2006 financial goals established through our strategic planning process were not achieved.

We chose to calculate SERP benefits at the rate of 2.5% of Final Pay, set a target SERP benefit of 60% and set a maximum SERP benefit of 65% of Final Pay to provide competitive retirement benefits and to encourage long and faithful service. We designed the SERP primarily to supplement benefits payable under the Pension Plan and, as such, we felt that it would be most appropriate to measure SERP benefits using an actuarial formula (i.e., years of service and final pay) similar to that used under the Pension Plan. We excluded the SERP benefits payable to Mr. Grant from the Section 280G limitation in recognition of his importance to our organization and the fact that the risk that he would be terminated following a change in control is likely greater than for other executives.

The manner of determining the death benefits payable under the BOLI program to our named executive officers was intended to provide the named beneficiary with the after tax present value of the benefits payable under the SERP, and the difference between the amounts payable to them and the $25,000 payable to other members of management was intended to recognize the importance of these executives and the value they bring to the Corporation.

Equity/Security Ownership Requirements

We encourage our directors and officers to maintain an ownership stake in the Corporation, but we do not require our officers to satisfy any minimum stock ownership level. Under Maryland banking law, however, each Director must own stock of the Corporation equal to at least $500.

Compensation Consultants

From time to time, we engage the services of compensation consultants to assist us in the review and establishment of our compensation objectives. Generally, these consultants are engaged directly by the Compensation Committee or the entire Board, although management is typically involved in the consultative process. All major decisions with respect to these engagements, including the decision to adopt and implement a particular plan or arrangement, are made by the Compensation Committee and approved or ratified by the Board of Directors.

Accounting and Tax Considerations

We have structured our non-qualified deferred compensation arrangements so that they comply with Section 409A of the Code. If an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A and such benefits do not comply with Section 409A, then the benefits are taxable in the first year they are not subject to a substantial risk of forfeiture. In such case, the executive is subject to regular federal income tax, interest and an additional federal income tax of 20% of the benefit includible in income.

With respect to the BOLI and group term life insurance benefits, a covered officer realizes nominal taxable income annually equal to the value of that officer’s life protection.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on this review and these discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this definitive proxy statement and incorporated by reference into the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2006.

By:	COMPENSATION COMMITTEE

M. Kathryn Burkey
Faye E. Cannon
Raymond F. Hinkle
Elaine L. McDonald
Richard G. Stanton
Robert G. Stuck

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Board who performed the functions of the Compensation Committee at any time during the last completed fiscal year were: M. Kathryn Burkey, Faye E. Cannon, Raymond F. Hinkle, Elaine L. McDonald, Richard G. Stanton and Robert G. Stuck. Mr. Stanton served as the Chairman of the Board, President and CEO of the Corporation until June 1, 1996.

REMUNERATION OF EXECUTIVE OFFICERS

The following table sets forth for the last fiscal year the total remuneration for services in all capacities awarded to, earned by, or paid to the Corporation’s Chairman and Chief Executive Officer, its Chief Financial Officer, and its three most highly compensated executive officers other than the CEO and CFO who were serving as executive officers as of December 31, 2006 and whose total compensation (excluding changes in pension value and non-qualified deferred compensation earnings) exceeded $100,000 during 2006 (the CEO, CFO and such other officers are referred to as the “named executive officers”).

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($) (2)	Non-equity incentive plan compensation ($) (2)	Change in pension value and non-qualified deferred compensation earnings ($) (3)	All other compensation ($) (4)	Total ($)
William B. Grant, Chairman/CEO (1)	2006	$ 250,000	N/A	$ 0	$ 723,863	$ 11,550	$ 985,413

Robert W. Kurtz, President/CRO (1)	2006	163,269	N/A	0	102,517	3,825	269,611

Carissa L. Rodeheaver, Senior Vice President / CFO	2006	115,579	N/A	0	68,079	4,581	188,239

Steven M. Lantz, Senior Vice President and Chief Lending Officer	2006	162,500	N/A	0	37,904	9,193	209,597

Eugene D. Helbig, Senior Vice President and Senior Trust Officer	2006	125,000	N/A	0	59,307	10,118	194,425

(1)	Messrs. Grant and Kurtz also serve as directors of the Corporation and of the Bank but receive no separate remuneration for such service.
(2)
The Corporation’s only bonus plan for the named executive officers is the Executive Pay for Performance Plan, which, for purposes of the Summary Compensation Table, is reflected in the column entitled “Non-equity incentive plan compensation”.

(3)
Amounts relate to the Pension Plan and the SERP. Changes in value for the Pension Plan alone were: Mr. Grant, $35,289; Mr. Kurtz, $66,409; Ms. Rodeheaver, $8,783; Mr. Lantz, $34,050; and Mr. Helbig, $37,865. Changes in value for the SERP alone were: Mr. Grant, $688,574; Mr. Kurtz, $36,108; Ms. Rodeheaver, $59,296; Mr. Lantz, $3,854; and Mr. Helbig, $21,442. Details regarding the large increase in Pension value recognized by Mr. Grant in 2006 are discussed below under the section entitled “Pension Benefits”.

(4)
Amounts include (i) the dollar value to the named executive officers of premiums related to the BOLI benefits plan and the Corporation’s group life insurance program available to all employees as follows: Mr. Grant, $653; Mr. Kurtz, $3,039; Ms. Rodeheaver, $297; Mr. Lantz, $836; and Mr. Helbig, $984; (ii) matching contributions made by the Corporation for each executive officer under the Corporation’s 401(k) Profit Sharing Plan as follows: Mr. Grant, $10,000; Mr. Kurtz, $0; Ms. Rodeheaver, $3,716; Mr. Lantz, $7,446; and Mr. Helbig, $6,026; (iii) the following discretionary cash payments made because the basic contribution was awarded to non-highly compensated employees under the 401(k) Profit Sharing Plan: Mr. Grant, $897; Mr. Kurtz, $786; Ms. Rodeheaver, $568; Mr. Lantz, $911; and Mr. Helbig, $704; and (iv) $2,404 received by Mr. Helbig upon waiver of a week’s vacation pursuant to the Corporation’s Buy/Sell Vacation Plan.

The various elements of executive compensation are summarized below and, where an element involves a written plan or agreement, are qualified in their entireties by such plan or agreement. It should be noted that the Severance Plan was adopted in February 2007, which is also summarized below. If the Omnibus Plan is adopted by shareholders at this Annual Meeting (Proposal 2), then awards under that plan may be granted to key employees, including the named executive officers, in future years.

Employment Arrangements

All executive officers are employed on an at-will basis and are not parties to any written employment agreement. Executive compensation consists of two principal elements: (i) base salary; and (ii) incentive compensation, consisting of amounts payable under the Pay for Performance program.

Salaries for the named executive officers in 2006 were determined based on the principals discussed above in the Compensation Disclosure and Analysis.

Executive Pay for Performance Plan

As mentioned above, the Corporation maintains an Executive Pay for Performance Plan that rewards executives when the Corporation attains certain performance goals. The following table provides information about grants made in 2006 under the Executive Pay for Performance program and the amounts that could have been earned in 2006 and paid in 2007 pursuant to those grants. The named executive officers did not earn any amounts pursuant to these awards because the 2006 performance goals were not met.

GRANTS OF PLAN-BASED AWARDS
Name	Estimated Future Payouts Under Non-Equity Incentive Plan Awards
	Grant Year	Threshold ($)	Target ($)	Maximum ($)
William B. Grant	2006	$ 0	$ 100,000	$ 125,000

Robert W. Kurtz	2006	0	48,981	61,226

Carissa L. Rodeheaver	2006	0	23,583	29,479

Steven M. Lantz	2006	0	32,500	40,625

Eugene D. Helbig	2006	0	25,000	31,250

Bank-Owned Life Insurance

BOLI is insurance on the lives of the Bank’s executive and certain other officers. The Bank purchased BOLI policies in the aggregate amounts of $18 million in 2001, $2.3 million in 2004, and $2.8 million in 2006. Participation in the BOLI benefits program can be terminated for any reason, at any time, by either the Bank or the covered officer. The Bank intends to terminate each covered officer’s participation at retirement. The current death benefits payable to the beneficiaries of the named executive officers are as follows: Mr. Grant, $455,000; Mr. Kurtz, $295,000; Ms. Rodeheaver, $125,541; Mr. Lantz, $335,000; and Mr. Helbig, $290,000.

Pension Benefits

All employees are eligible to participate in the Pension Plan upon completion of one year of service and the attainment of the age of 21. The SERP is available only to a select group of management or highly compensated employees. The SERP was created to overcome qualified plan regulatory limits or the “reverse discrimination” imposed on highly compensated executives due to IRS contribution and compensation limits. Certain information about the benefits payable to each of the named executive officers under the Pension Plan and the SERP is provided in the following table.

Name	Plan Name	Number of years credited service	Present value of accumulated benefit	Payments during last fiscal year
		(#)	($) (1)	($)
William B. Grant	Pension Plan	28	$ 371,584	$ 0
	SERP	28	1,131,258	0

Robert W. Kurtz	Pension Plan	34	757,144	0
	SERP	34	518,453	0

Carissa L. Rodeheaver	Pension Plan	15	46,494	0
	SERP	24	59,296	0

Steven M. Lantz	Pension Plan	20	181,809	0
	SERP	24	236,444	0

Eugene D. Helbig	Pension Plan	21	238,351	0
	SERP	24	306,429	0

(1)
The amounts listed as the present accumulated benefits for the SERP reflect the dollar for dollar offset for the accumulated benefits payable under the Pension Plan and 50% of the estimated social security benefits to be received by the participant.

As can be seen from the Summary Compensation Table and footnote 3 thereto, the value of Mr. Grant’s SERP benefit experienced a significant increase in 2006. The valuation of benefits under the Pension Plan and SERP are a function of compensation. The large increase can, in large part, be attributed to two events that occurred in 2005. First, the Compensation Committee decided in 2005 to increase Mr. Grant’s base salary from $175,000 to $250,000 to align Mr. Grant with CEOs at our peer institutions. Second, Mr. Grant earned a bonus of $105,078 in 2005, which was paid to him in 2006.

Pension Plan

All employees are eligible to participate in the plan upon completion of one year of service and the attainment of the age of 21. A year of service is defined as the completion of 12 consecutive months of employment during which the employee worked at least 1,000 hours. In calculating the present value of the accumulated benefits, the following assumptions were used: Mortality - UP84, -3 setback; discount rate of 6.15%; assumed retirement age of 65; normal form of benefit - 10 year certain and continuous annuity.

SERP

The SERP provides supplemental retirement income to certain senior executives of the Bank designated by the Bank’s Board of Directors. The named executive officers are also executives of the Bank and have been designated for coverage under the SERP. As discussed above, each of the named executive officers has been credited with 24 years of service. In the event a named executive officer voluntarily terminates employment without good reason, his or her credited years of service will revert to actual years of service as of the date of termination. Future participants in the plan will be credited with actual years of service.

The normal retirement SERP benefit is paid following Normal Retirement, which is defined as a Separation from Service (as defined in the SERP) after attaining age 60 and providing at least 10 years of service. Each participant is entitled to elect, upon initial participation, whether to receive the benefit in a single lump sum or in the form of a lifetime annuity, a 10-year guaranteed payment lifetime annuity, a 50% joint and survivor annuity, a 75% joint and survivor annuity, or a 100% joint and survivor annuity. Annuity payments will be made on a monthly basis and are subject to actuarial adjustments. Payments under a lifetime annuity will be determined based on the expected remaining number of years of life for the annuitant and actuarial tables as of the time the annuity begins. Payments under any form of annuity other than a lifetime annuity will be determined using the same actuarial equivalent assumptions used for the Pension Plan. If a participant fails to make an election, then he or she will receive the benefit as a lifetime annuity.

A participant vests in his or her accrued normal retirement SERP benefit upon 10 years of service, upon Normal Retirement, upon a Separation from Service due to Disability (as defined in the SERP), and upon the participant’s death. Upon a Separation from Service following a Change in Control (as defined in the SERP) and a subsequent Triggering Event (as defined in the SERP), a participant will vest in the greater of (i) 60% of Final Pay or (ii) his or her accrued normal retirement SERP benefit through the date of the Separation from Service.

Generally, the distribution of a participant’s SERP benefit will begin following the participant’s Normal Retirement. If the participant suffers a Separation from Service due to death or following a Disability, then the participant or his or her designated beneficiaries will receive a lump sum payment equal to the actuarial equivalent of his or her accrued SERP benefit. If the participant suffers a Separation from Service other than due to “Cause” (as defined in the SERP) after 10 years of service but prior to Normal Retirement, then he or she will receive the normal retirement SERP benefit that has accrued through the date of the Separation from Service at age 65, in the form elected. If the participant suffers a Separation from Service following a Change in Control and subsequent Triggering Event, then the distribution of his or her normal retirement SERP benefit that has accrued through the date of the Separation from Service will begin, in the form elected, once the participant reaches age 65. If the participant dies following the commencement of distributions but prior to the complete distribution of his or her vested and accrued SERP benefit, then distributions will be paid to his or her beneficiaries only if he or she chose a joint and survivor annuity form of distribution or a 10-year guaranteed payment lifetime annuity (and then only until the guaranteed payments have been made).

A participant will lose all SERP benefits if he or she is terminated for Cause. In addition, each participant has agreed that the receipt of any SERP benefits is conditioned upon his or her (i) refraining from competing with the Corporation and its subsidiaries in their market areas for a period of three years following his or her Separation from Service, (ii) refraining from disclosing the Corporation’s confidential information following a Separation from Service, and (iii) remaining available to provide up to six hours of consultative services for 12 months after his or her Separation from Service. Items (i) and (iii) do not apply, however, if the Separation from Service results from a Change in Control and subsequent Triggering Event. If a participant breaches any of these conditions, then he or she is obligated to return all SERP benefits paid to date plus interest on such benefits at the rate of 10% per year.

In calculating the present value of accumulated benefits, the following assumptions were used: Mortality - 1994 GAR; discount rate of 5.5%; assumed retirement age of 60 or attained age if later; annuity factor at retirement based on 5% discount.

Non-Qualified Deferred Compensation

Executives selected by the Compensation Committee and directors of the Corporation and its subsidiaries are permitted to participate in the Deferred Compensation Plan, which permits directors and executives to elect, each year, to defer receipt of up to 100% of their directors’ fees, salaries and bonuses, as applicable, to be earned in the following year. The deferred amounts are credited to an account maintained on behalf of the participant (a “Deferral Account”) and are deemed to be invested in certain deemed investment options established from time to time by the Compensation Committee. Additionally, the Corporation may make discretionary contributions for the benefit of a participant to an Employer Contribution Credit Account (the “Employer Account”), which will be deemed to be invested in the same manner as funds credited to the Deferral Account. Each Deferral Account and Employer Account is credited with the gain or loss generated on the investments in which the funds in those accounts are deemed to be invested, less any applicable expenses and taxes. All funds are held in a Rabbi Trust. There have been no discretionary contributions made to the Employer Account.

A participant is at all times 100% vested in his or her Deferral Account. The Corporation is permitted to set a vesting date or event for the Employer Account, and such date may be based on the performance by the participant of a specified number of completed years of service with the Corporation, may be based on the participant’s performance of specified service goals with respect to the Corporation, may be limited to only certain termination of employment events (e.g., involuntary termination, those following a change of control, etc.), or may be based on any other standard, at the Corporation’s sole and absolute discretion. Notwithstanding the foregoing, a participant will become 100% vested in his or her Employer Account if he or she terminates employment (or, in the case of a participant who is a non-employee director, terminates membership on the board of directors) because of death or Total and Permanent Disability (as defined in the Deferred Compensation Plan). Each participant will also become 100% vested in his or her Employer Account in the event of a Change in Control (as defined in the Plan). To date, the Corporation has not made any contributions to the Employer Account of any participant.

Generally, a participant is entitled to choose, pursuant to an election form, the date on which his or her account balances are to be distributed, subject to any restrictions imposed by the Corporation and the trustee under the Rabbi Trust in their sole and absolute discretion and applicable law. If a participant fails to select a distribution date, then distributions will begin on or about the date of the participant’s termination of employment or director status with the Corporation. The participant may choose whether his or her account balances are to be distributed in one lump sum or in 10 equal annual installments. If a participant fails to elect a payment date or the method of payment, then the account balances will be distributed in one lump sum following termination of employment. If distributions are made in installments, then the undistributed balance will continue to be deemed invested in the chosen investment options, and the accounts will be credited or debited accordingly, until all amounts are distributed.

If a participant dies or experiences a Total and Permanent Disability before terminating his or her employment or director status with the Corporation and before the commencement of payments, then the entire balance of the participant’s accounts will be paid to the participant or to his or her named beneficiaries, as applicable, as soon as practicable following death or Total and Permanent Disability. If a participant dies after the commencement of payments but before he or she has received all payments to which he or she is entitled, then the remaining payments will be paid to his or her designated beneficiaries in the manner in which such benefits were payable to the participant. Upon a Change in Control, the entire balance of a participant’s accounts will be paid in a single lump sum payment.

The Deferred Compensation Plan provides for limited distributions in the event of certain financial hardships.

Section 409A of the Code imposes certain restrictions on the timing of distributions to participants who are “key employees” of the Corporation, and these restrictions could impact the timing of distributions under the Deferred Compensation Plan.

The following table provides information relating to amounts deferred by or for the benefit of the named executive officers in 2006 under the Deferred Compensation Plan.

NON-QUALIFIED DEFERRED COMPENSATION
Name	Executive contributions in last FY ($)	Registrant contributions in last FY ($)	Aggregate earnings in last FY ($)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last FYE ($)
William B. Grant	$ 10,508	$ 0	$ 9,144	$ 0	$ 340,569
Robert W. Kurtz	0	0	0	0	0
Carissa L. Rodeheaver	0	0	0	0	0
Steven M. Lantz	11,500	0	175	0	12,111
Eugene D. Helbig	0	0	0	0	0

Benefits Upon Termination of Employment

The Severance Plan is administered by the Compensation Committee. The Corporation has entered into agreements under the Severance Plan with certain officers, including each of the named executive officers. Each Severance Agreement generally provides that, if the participant’s employment is terminated by the Corporation without “Cause” (as defined in the Severance Agreement) or by the participant for “Good Reason” during the period commencing on the date that is 90 days before a “Change in Control” (as defined in the Severance Plan) and ending on the first anniversary of a Change in Control (the “Protection Period”), he or she will be entitled to (i) receive a lump sum cash payment equal to two times (2.99 times for Mr. Grant) his or her Final Pay, (ii) the immediate vesting of all equity-based compensation awards that have been granted to the participant (that have not been exercised or paid or expired or lapsed pursuant to their terms), (iii) continued coverage for 24 months under the Corporation’s group health and dental plan (or, if the participant is not eligible for such coverage, a monthly cash payment equal to the monthly premium for a similar policy), and (iv) outplacement services for up to 12 months. For purposes of the foregoing, the term “Final Pay” means the participant’s annual base salary for the year in which the termination occurs, plus the greater of (x) his or her targeted cash bonus for that year or (y) the actual cash bonus earned for the year immediately preceding the year of termination. The term “Good Reason” is defined in each Severance Agreement, but generally includes a material and adverse change to the participant’s employment status, position or duties, a 10% or greater reduction to his or her base salary or targeted bonus, the failure by the Corporation to maintain an employee benefit plan in which the participant was participating at the time of the Change in Control (other than because of the expiration of its normal term) or the taking of any other action by the Corporation that has a material and adverse impact on the participant’s participation in or benefits under any such plan, a requirement that the participant relocate more than 50 miles from his or her office immediately prior to the Change in Control, and the failure by any successor to the Corporation to assume the Severance Plan. In addition, Mr. Grant’s Severance Agreement provides that “Good Cause” also includes the termination of his status as the Chief Executive Officer of a company whose stock is traded on a national securities exchange.

For all participants other than William B. Grant, the Severance Agreement provides that the amount of all severance benefits described above, plus the amount of all benefits under any other plan or arrangement, the payment of which is deemed to be contingent upon a change in the ownership or effective control of the Corporation (as determined under Section 280G of the Code), may not exceed 2.99 times the participant’s “annualized includable compensation for the base period” (i.e., the average annual compensation that was includable in his or her gross income for the last five taxable years ending before the date on which the Change in Control occurs). In the event the amount of the benefits payable to Mr. Grant under his Severance Agreement and all other arrangements the payment of which is deemed to be contingent on a Change in Control exceeds 2.99 times his annualized includable compensation for the base period, he will be entitled to a tax gross-up payment from the Corporation to cover any excise tax imposed by Section 4999 of the Code or any similar state or local tax law, and any interest or penalties payable with respect to such taxes, on the amount of such benefits and the gross-up tax payment.

The timing of the distribution of some or all of these severance benefits may be subject to a six-month waiting period under Section 409A of the Code to the extent the participant is considered to be a “key employee” of the Corporation.

Each Severance Agreement has an initial three-year term and automatically renews for additional one-year terms unless the Corporation provides the participant with six-months prior notice of its intention to not renew the Severance Agreement, except that the Severance Agreement will automatically terminate at the expiration of the Protection Period. Additionally, if a participant’s employment is terminated other than for Cause during the Protection Period, the Severance Agreement will continue until the end of the Protection Period notwithstanding the then current term. The Severance Plan and the Severance Agreements may be amended by the Board of Directors at any time, except that an amendment generally may not be made without a participating participant’s written consent if such amendment would adversely effect the participant’s interests. Any amendment may be made without a participant’s consent, however, if the amendment is required to comply with applicable law.

The following table shows the estimated present value of benefits that could be payable under the Severance Plan to each of the named executive officers if they were to suffer a separation from service other than for cause following a change in control:

Name	Estimated Severance Plan Benefit ($)
William B. Grant	$ 1,046,500
Robert W. Kurtz	442,000
Carissa L. Rodeheaver	300,000
Steven M. Lantz	390,000
Eugene D. Helbig	300,000

As discussed above, subject to certain conditions, participants in the SERP are entitled to receive their vested benefits (offset by Pension Plan benefits, 50% of social security benefits and, in the case of death, benefits paid under the BOLI benefits program described above) if they suffer a separation from service other than for cause. No SERP benefits are payable if a participant’s separation from service was for cause. Except in the cases of a separation from service due to death or disability, the payment of SERP benefits does not commence until the later of normal retirement or attainment of age 60. The following table shows the estimated present value of benefits that could be payable under the SERP in connection with a separation from service:

Name	Reason for Termination	Estimated SERP Benefit ($) (1) (2)
William B. Grant	Change in control, disability, involuntary termination other than for cause, or voluntary termination for good reason	$ 1,131,258
	Death	676,258
	Voluntary termination without good reason	1,131,258

Robert W. Kurtz	Change in control, disability, involuntary termination other than for cause, or voluntary termination for good reason	518,453
	Death	223,453
	Voluntary termination without good reason	518,453

Carissa L. Rodeheaver	Change in control, disability, involuntary termination other than for cause, or voluntary termination for good reason	59,296
	Death	0
	Voluntary termination without good reason	8,355

Steven M. Lantz	Change in control, disability, involuntary termination other than for cause, or voluntary termination for good reason	236,444
	Death	0
	Voluntary termination without good reason	221,461

Eugene D. Helbig	Change in control, disability, involuntary termination other than for cause, or voluntary termination for good reason	306,429
	Death	16,429
	Voluntary termination without good reason	288,047
(1)
SERP benefits payable upon death reflect the following death benefits currently payable to the beneficiaries of the named executive officers: Mr. Grant, $455,000; Mr. Kurtz, $295,000; Ms. Rodeheaver, $125,541; Mr. Lantz, $335,000; and Mr. Helbig, $290,000.

(2)
The SERP benefit payable to any named executive officer who terminates his or her employment without good reason is based on actual years of service rather than 24 years of credited service. Accordingly, benefits shown for Ms. Rodeheaver and Messrs. Lantz and Helbig in connection with a voluntary termination without good reason are based on actual years of service of 15, 20 and 21, respectively. Messrs. Grant and Kurtz have over 24 years of service.

Compensation Consultants

During 2006, management, at the request of the Compensation Committee, engaged the services of Ben S. Cole Financial, Inc. and Dolmat-Connell & Partners, Inc. to assist it with the creation and implementation of the Omnibus Plan and the Severance Plan. As part of this process, Dolmat-Connell & Partners, Inc. was also directed to review the SERP to ensure compatibility with the Omnibus Plan and the Severance Plan. Although management was involved in the consultative process, major decisions with respect to these plans, including the decision to adopt and implement them, were made by the Board of Directors.

APPROVAL OF THE OMNIBUS EQUITY COMPENSATION PLAN (PROPOSAL 2)

At the Annual Meeting, shareholders will be asked to approve the First United Corporation Omnibus Equity Compensation Plan, a copy of which is attached to this definitive proxy statement as Appendix B and incorporated herein by reference. The following summary of key provisions of the Omnibus Plan is qualified in its entirety by reference to the attached Omnibus Plan document. Based upon the recommendation of the Board’s Compensation Committee, the Board of Directors approved the form of the Omnibus Plan on November 15, 2006 and recommended that it be submitted to the shareholders for approval at this year’s Annual Meeting.

Purpose. The Corporation has not previously granted equity-based compensation to directors and key employees. During 2006, the Compensation Committee engaged a benefits consultant to review and discuss the Corporation’s compensation and benefits packages and to help the Compensation Committee determine, among other things, whether those packages were in line with the packages offered by the Corporation’s peers and tailored to attract, motivate and retain key employees and directors. The Omnibus Plan has been designed to advance the interests of the Corporation and its shareholders by providing key management employees, non-employee directors and other eligible participants with innovative financial incentives, through stock and performance based awards, to: (i) align participants’ interests with the interests of the Corporation’s shareholders in the long-term success of the Corporation; (ii) provide management with an equity ownership in the Corporation tied to Corporation performance; (iii) attract, motivate and retain key employees and non-employee directors; and (iv) provide incentives to management for continuous employment with the Corporation.

Effective Date and Term. The Omnibus Plan will be effective on April 24, 2007 if approved by the Corporation’s shareholders at the Annual Meeting. Unless sooner terminated by the Board, the Omnibus Plan will terminate on the earlier of the date that all shares reserved for issuance have been awarded or April 23, 2017.

Administration. The Board’s Compensation Committee will administer the Omnibus Plan. Among other powers, the Compensation Committee will have full and exclusive power to: (i) determine the employees and non-employee directors to whom awards may be made under the Omnibus Plan; (ii) determine the type, size and terms of the awards to be made to each participant; (iii) determine the time when the awards will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability; (iv) amend the terms of any previously issued award, subject to certain limitations contained in the Omnibus Plan; (v) adopt guidelines separate from the Omnibus Plan that set forth the specific terms and conditions for awards; and (vi) deal with any other matters arising under the Omnibus Plan.

Eligibility for Participation. The Omnibus Plan is available to all non-employee Directors of the Corporation and its subsidiaries and all employees, including employees who are officers or directors, of the Corporation and its subsidiaries who, in the opinion of the Compensation Committee, can contribute significantly to the growth and profitability of, or perform services of major importance to, the Corporation and its subsidiaries. Subject to the provisions of the Omnibus Plan, the Compensation Committee has the authority to select from all eligible individuals those to whom awards are granted and to determine the nature and amount of each award. As of December 31, 2006, there were 14 non-employee directors, nine executive officers, and approximately 455 other employees (including officers who are not executive officers) who would have been eligible to participate in the Omnibus Plan.

Types of Awards. The Omnibus Plan permits the Compensation Committee, in its sole discretion, to grant various forms of incentive awards. The Compensation Committee has the power to grant stock options, stock appreciation rights (“SARs”), stock awards, stock units, performance units, dividend equivalents, and other stock-based awards. Each award will be reflected in an agreement between the Corporation and the participant, will be subject to the applicable terms and conditions of the Omnibus Plan and any guidelines adopted under the Omnibus Plan, and may also be subject to other terms and conditions contained in the award agreement consistent with the Omnibus Plan that the Compensation Committee deems appropriate, including restrictions on vesting and exercise and provisions related to settlement in the event of a participant’s death, disability or termination of employment. The provisions of the various agreements entered into under the Omnibus Plan do not need to be identical.

Stock Options. Stock options allow the participant to buy a certain number of shares of common stock of the Corporation at an exercise price equal to at least the fair market value (as determined by the Compensation Committee) on the date the option is granted. The Compensation Committee may grant stock options intended to qualify as incentive stock options (“ISOs”) within the meaning of Section 422 of the Code, so-called “nonqualified stock options” that are not intended to qualify as incentive stock options (“NQSOs”), or any combination of ISOs and NQSOs. All persons eligible to participate in the Omnibus Plan may receive a grant of NQSOs. Only employees of the Corporation and its subsidiaries may receive a grant of ISOs.

The Compensation Committee fixes the exercise price per share for options on the date of grant, provided that the exercise price of any option granted under the Omnibus Plan can never be less than the fair market value of the underlying shares of common stock on the date of grant and provided further that, if a participant who will be granted an ISO is a person who holds more than 10% of the total combined voting power of all classes of outstanding voting securities of the Corporation, the exercise price per share of an ISO granted to such person must be at least 110% of the fair market value of a share of common stock on the date of grant. To the extent that the aggregate fair market value of shares of common stock, determined on the date of grant, with respect to which ISOs (under all of the Corporation’s equity compensation plans) become exercisable for the first time by a participant during any calendar year exceeds $100,000, such ISOs will be treated as NQSOs.

The Compensation Committee determines the term of each option, provided that no option may have a term greater than 10 years from the date of grant and provided further that, if the recipient of an ISO is a person who holds more than 10% of the combined voting power of all classes of outstanding stock of the Corporation, the term of that person’s ISO may not exceed five years from the date of grant. The vesting period for options commences on the date of grant and ends on a date that is determined by the Compensation Committee, in its sole discretion, which is specified in the award agreement. Options may be exercised at such times and be subject to such restrictions as the Compensation Committee determines; provided that ISOs may be exercised only while the participant is employed by or providing service to the Corporation or within a specified period of time after termination of such employment or service, as determined by the Compensation Committee. A participant may exercise an option by delivering notice of exercise to the Corporation or its designated agent. Payment of the exercise price and any withholding taxes for an option may be made (i) in cash or by check, (ii) by delivering shares of common stock already owned by the participant and having a fair market value on the date of exercise equal to the exercise price, or (iii) such other method to the extent permitted by law and approved by the Compensation Committee. The Compensation Committee may impose in an award agreement such restrictions on the shares deliverable upon exercise of a stock option as it deems appropriate, including that such shares will constitute “restricted shares” subject to restrictions on transfer.

Stock Appreciation Rights. The Compensation Committee may grant SARs to anyone eligible to participate in the Omnibus Plan. Awards may involve freestanding SARs, SARs granted with, but exercisable in lieu of, stock options (“Tandem SARs”), SARs granted with, and in addition to, stock options (“Additive SARs”), or any combination of the foregoing. The Compensation Committee will determine the period when SARs vest and become exercisable, the fair market value of the shares of common stock underlying the SARs on the date of grant, and whether SARs will be freestanding SARs, Tandem SARs, or Additive SARs. SARs may be exercised only while the participant is alive. The exercise of a SAR does not require the payment of any money to the Corporation. Upon exercise of a freestanding SAR, the participant will receive an amount equal to the excess of the fair market value of the common stock on the date of exercise over the fair market value on the date of grant. Upon exercise of a Tandem SAR or an Additive SAR, the participant will receive an amount equal to the excess of the fair market value of the common stock on the date of exercise over exercise price of the related stock option. The exercise of a Tandem SAR will reduce the number of shares available under the related stock option by the amount of shares exercised, and vice versa. The exercise of an Additive SAR will have no effect on the related stock option. Payment to the participant of the SAR value will be in cash, in shares of common stock, or in a combination of cash and shares of common stock, as determined by the Compensation Committee. Each award agreement will state the circumstances under which a participant may retain a SAR award after termination of employment or service and the circumstances under which a SAR may be forfeited.

Stock Awards. The Compensation Committee may grant a stock award to anyone eligible to participate in the Omnibus Plan. A stock award involves the immediate transfer by the Corporation to the participant of a specific number of shares of common stock. These shares may be “restricted stock” subject to a risk of forfeiture and a restriction on transferability or they may be free and clear of such restrictions. If the shares are restricted, the restrictions will lapse following a stated period of time, upon attainment of specified performance targets or some combination of the foregoing. The award agreement may require the participant to pay for the shares to be issued under the award. A participant has all of the rights of a holder of a share of common stock of the Corporation (except for any restriction on transferability), including the right to vote and receive dividends unless otherwise determined by the Compensation Committee and set forth in the award agreement. Each award agreement will state the circumstances under which a participant may retain a stock award after termination of employment or service and the circumstances under which a stock award may be forfeited.

Stock Units. The Compensation Committee may grant stock units to anyone eligible to participate in the Omnibus Plan. An award of a stock unit is similar to a stock award, except that no shares of common stock are immediately transferred to the participant. In addition, holders of stock units will have no voting rights. Upon the lapse of any restrictions or the satisfaction of performance or other conditions related to a stock unit, or under any other circumstance provided in the award agreement, the participant is entitled to receive, without any payment to the Corporation, an amount equal to the fair market value of the shares of common stock represented by the stock unit on the date of exercise. Payment to the participant of the stock unit value will be in cash, in shares of common stock, or in combination of cash and shares of common stock, as determined by the Compensation Committee, which payment may be made at the expiration of a specified period or deferred to a date authorized by the Compensation Committee. Each award agreement will state the circumstances under which a participant may retain a stock unit after termination of employment or service and the circumstances under which a stock unit may be forfeited.

Performance Units. The Compensation Committee may grant performance units to anyone eligible to participate in the Omnibus Plan. Performance units are intended to constitute performance-based compensation awards and will entitle the participant to receive, after the performance period for that unit has ended, an amount based on the realization of certain performance goals and the satisfaction of certain other conditions. The terms and conditions of each award, including the performance period, performance goals, any other terms and conditions of the award, will be established by the Compensation Committee in the award agreement. Payment to the participant of the performance unit value will be in cash, in shares of common stock, or in a combination of cash and shares of common stock, as determined by the Compensation Committee, which payment may be made at the expiration of a specified period or deferred to a date authorized by the Compensation Committee. Each award agreement will state the circumstances under which a participant may retain a performance unit after termination of employment or service and the circumstances under which a performance unit may be forfeited.

Dividend Equivalents. When the Compensation Committee grants any award under the Omnibus Plan, it may also grant dividend equivalents in connection with the award under such terms and conditions as it deems appropriate. A dividend equivalent entitles the participant to receive or be credited with an amount equal to all cash dividends and other distributions paid on the shares of common stock underlying the award while the award is outstanding. Dividend equivalents may be paid currently, may be paid on a deferred basis, or may be paid subject to the achievement of performance goals or other conditions, as specified in the award agreement. Dividend equivalents may be accrued as a cash obligation or may be converted into stock units. In either case, dividend equivalents will not accrue interest. Payment of a dividend equivalent may be made in cash or in shares of common stock, as determined in the award agreement.

Other Stock-Based Awards. The Compensation Committee may grant any other cash-based award or any other award that is based on, measured by or payable in shares of common stock to anyone eligible to participate in the Omnibus Plan, on such terms and conditions as it deems appropriate. These awards may be subject to achievement of performance goals or other conditions and may be payable in cash or in shares of common stock, or a combination of the cash and stock.

Performance Measures. The Omnibus Plan provides that the Compensation Committee may make the degree of payout and/or vesting of any award dependent upon the attainment of certain performance goals, measured over certain performance periods. Performance goals may be specific to a participant, specific to the performance of the Company generally, or specific to the performance of a subsidiary of the Company, a division, a business unit, or a line of business served by a participant. Performance goals may be based on stock value (and/or increases therein), earnings per share or growth in earnings per share, net income, earnings or earnings growth, operating profit, operating cash flow, operating or other expenses, operating efficiency, return on equity, assets, capital or investments, deposits, loan volume or growth, the efficiency ratio, customer satisfaction, regulatory compliance, operating or other margins, non-performing assets, productivity, and any other number of qualitative or quantitative benchmarks prescribed by the Compensation Committee.

Shares Available for Awards; Maximum Awards. Up to 185,000 shares of the common stock of the Corporation will be available for issuance to participants under the Omnibus Plan, except that no more than 37,000 shares may be issued pursuant to ISOs. Shares of common stock related to any unexercised or unvested award granted under the Omnibus Plan that terminates, expires, or lapses for any reason, and shares of common stock issued pursuant to the exercise of an award that are subsequently forfeited for any reason, will become available for re-grant under the Omnibus Plan. Awards paid in cash will not be counted against these limits.

All awards, other than dividend equivalents, will be expressed in shares of common stock. The maximum number of shares for which awards may be granted to any one participant in any calendar year is 20,000, without regard to whether an award is paid in cash or shares.

Deferrals. To the extent permitted by law, the Compensation Committee may permit or require a participant to defer receipt of the payment of an award.

Tax Withholding. To the extent that a participant incurs any tax liability in connection with the exercise or receipt of an award under the Omnibus Plan, the Corporation has the right to deduct or withhold, or to require the participant to pay to the Corporation, the minimum statutory amount to satisfy federal, state and local tax withholding obligations. In addition, the Compensation Committee may allow the participant to satisfy the withholding obligation either by delivering shares that have been held by the participant for at least six months or by allowing the Corporation to withhold a portion of the shares to be issued to the participant. Shares that are withheld would be available for future awards under the Omnibus Plan.

Transferability. Generally, awards granted under the Omnibus Plan may not be transferred other than by will or the laws of descent and distribution, except that an award agreement may permit a participant to transfer (subject to compliance with applicable securities laws) his or her NQSOs to his or her spouse, lineal ascendants and descendants, or to a trust for the benefit of such persons. Unless otherwise provided in an award agreement, awards granted under the Omnibus Plan may be exercised only by the participant during the participant’s lifetime.

Adjustments for Changes in Capitalization and Other Corporate Changes. If there is any change in the number or kind of shares of common stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding shares of common stock as a class without the receipt of consideration by the Corporation, or if the value of outstanding shares is substantially reduced as a result of a spinoff or the Corporation’s payment of an extraordinary dividend or distribution, then the maximum number of shares available for issuance under the Omnibus Plan, the maximum number of shares for which any individual may receive pursuant to awards in any year, the number of shares covered by outstanding awards, the kind of shares to be issued or transferred under the Omnibus Plan, and the price per share or the applicable market value of such awards shall be appropriately adjusted by the Compensation Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such awards.

Repricings and Substitutions of Awards. Without the prior approval of the Corporation’s shareholders, no award may be repriced, replaced, regranted through cancellation or otherwise modified if the effect would be to reduce the exercise price for the shares underlying the award, except for modifications that occur because of the capitalization or other corporate changes discussed in the preceding paragraph. In addition, no award that is “under water” may be canceled for the purpose of granting a replacement award of a different type without shareholder approval  An award is considered “under water” if the value of the share underlying the award does not exceed the current fair market value of such share.

Amendment and Termination. The Corporation’s Board of Directors may, at any time and from time to time and in any respect, amend or modify the Omnibus Plan, including to ensure that the Omnibus Plan and each award granted under the Omnibus Plan comply with applicable law, regulations and stock exchange rules. Without shareholder approval, however, the Board may not adopt any amendment that would require the vote of shareholders of the Corporation under the Code or NASDAQ’s approval rules or any amendment affecting “covered employees” that requires the vote of the Corporation’s shareholders under Section 162(m) of the Internal Revenue Code. The Corporation’s CEO and its four most highly compensated executive officers other than the CEO are “covered employees”. No amendment or modification of the Omnibus Plan or any award agreement may adversely affect any outstanding award without the written consent of the participant holding the award, except to the extent such amendment or modification is required to comply with any applicable law, regulation or rule to which the Corporation is subject.

The Board may also terminate the Omnibus Plan at any time. The termination of the Omnibus Plan will have no effect on awards that were outstanding at the time of termination.

Change in Control. Upon a Change in Control, unless the Committee determines otherwise, (i) the Corporation will provide each participant with outstanding awards written notice of such Change in Control, (ii) all outstanding options and SARs will automatically accelerate and become fully exercisable, (iii) the restrictions and conditions on all outstanding stock awards will immediately lapse, (iv) participants holding outstanding performance units will receive payment in settlement of such performance units, in an amount determined by the Compensation Committee, based on the participant’s target payment for the performance period and the portion of the performance period that precedes the Change in Control, (v) all outstanding stock units shall become payable in cash or shares in an amount not less than their target amounts, as determined by the Compensation Committee, and (vi) dividend equivalents and other stock-based awards will become fully payable in cash or shares, in amounts determined by the Compensation Committee. Where the Corporation is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Compensation Committee determines otherwise, all outstanding options and SARs that are not exercised will be assumed by, or replaced with comparable options and rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and other awards that remain outstanding will be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).

Notwithstanding the foregoing, however, and except where the Compensation Committee following a Change in Control is not comprised of the same members as those of the Compensation Committee immediately before the Change in Control, the Compensation Committee may take any of the following actions with respect to any or all outstanding options and SARs, without the consent of any participant: (i) it may require that participants surrender their outstanding options and SARs in exchange for a payment by the Corporation, in cash or shares as determined by the Compensation Committee, in an amount equal to the amount by which the then fair market value subject to the participant’s unexercised options and sSARs exceeds the exercise price of the options or the base amount of the SARs, respectively, or (ii) after giving participants an opportunity to exercise their outstanding options and SARs, the Compensation Committee may terminate any or all unexercised options and SARs at such time as it deems appropriate. Any such surrender, termination or settlement will take place as of the date of the Change in Control or such other date as the Compensation Committee may specify.

Under the Omnibus Plan, a “Change in Control” will occur upon any of the following events:

•
Any person becomes, within the 12-month period ending on the date of such person’s most recent acquisition, a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing more than 35% of the voting power of the then outstanding securities of the Company (except in any transaction in which the Corporation becomes a subsidiary of another corporation and in which the shareholders of the Corporation, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such shareholders to more than 50% of all votes to which all shareholders of the parent corporation would be entitled in the election of directors;

•
The consummation of (A) a merger, consolidation, or similar extraordinary event involving the Corporation and another entity where the shareholders of the Corporation, immediately prior to the merger, consolidation or similar extraordinary event, will not beneficially own, immediately after the merger, consolidation or similar extraordinary event, shares entitling such shareholders to more than 50% of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote), or (B) a sale or other disposition of all or substantially all of the assets of the Corporation; or

•
During any 12-month period after the effective date of the Omnibus Plan, individuals who at the beginning of such period constituted the Board cease for any reason to constitute a majority thereof, unless the election, or the nomination for election by the Corporation’s shareholders, of at least a majority of the directors who were not directors at the beginning of such period, was approved by a vote of at least two-thirds of the directors then in office at the time of such election or nomination who either (A) were directors at the beginning of such period or (B) whose appointment, election or nomination for election was previously so approved.

The Compensation Committee may modify this definition of a Change in Control for a particular award as it deems appropriate to comply with Section 409A of the Code and any related regulations or other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

Although the foregoing provisions are included in the Omnibus Plan primarily for the protection of a participant in the event of a Change in Control of the Corporation, they may also be regarded as having an anti-takeover effect, which may reduce the Corporation’s vulnerability to hostile takeover attempts and certain other transactions which have not been negotiated with and approved by the Board.

Registration of Shares. As soon as is practicable after the Omnibus Plan is approved by shareholders, the Corporation intends to register the shares of its common stock necessary to fund the Omnibus Plan on a Registration Statement on Form S-8 under the Securities Act of 1933, as amended.

Certain Federal Income Tax Consequences. The federal income tax consequences arising with respect to awards granted under the Omnibus Plan will depend on the type of the award. The following provides only a general description of the application of federal income tax laws to certain awards under the Omnibus Plan, based on current federal income tax laws. This discussion is intended for the information of shareholders considering how to vote at the meeting and not as tax guidance to participants in the Plan, as the consequences may vary with the types of awards made, the identity of the recipients, and the method of payment or settlement. This summary is not intended to be exhaustive and, among other things, does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws. Participants should not rely on this discussion for individual tax advice, as each participant’s situation and the tax consequences of exercising awards and disposing of the underlying shares of common stock will vary depending upon the specific facts and circumstances involved. Each participant is advised to consult with his or her own tax advisor.

Incentive Stock Options. A participant will not recognize income upon the grant or exercise of an award that qualifies as an ISO under the Omnibus Plan. However, the difference between the fair market value of the stock on the date of exercise and the exercise price is an item of tax preference which may cause the participant to be subject to the alternative minimum tax in the year in which the ISO is exercised.

If a participant exercises an ISO and does not dispose of the underlying shares within (i) two years from the date of grant of the ISO, and (ii) one year from the date of exercise, the participant will generally recognize capital gain or loss on a subsequent sale of the stock equal to the difference between the sales price and the exercise price. If a participant disposes of common stock acquired upon exercise of an ISO before the expiration of either the two-year or the one-year holding periods described in the preceding sentence (each a “disqualifying disposition”), the participant will generally realize ordinary income in an amount equal to the lesser of (a) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (b) the excess of the fair market value of the shares on the date of disposition over the exercise price. The remaining gain, if any, will be taxed to the participant as long-term or short-term capital gain depending on the holding period for such shares. The Corporation will not be allowed any deduction for federal income tax purposes at either the time of grant or the time of exercise of an ISO. Upon any disqualifying disposition by a participant, the Corporation will generally be allowed a deduction to the extent the participant realizes ordinary income.

Nonqualified Stock Options. A participant who is granted an option under the Omnibus Plan which does not qualify as an ISO shall be treated as having been granted a nonqualified stock option. Generally, the grant of an NQSO does not result in a participant recognizing income. Upon the exercise of an NQSO, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of the common stock at the time of exercise over the exercise price of the NQSO. The Corporation will generally be entitled to a deduction for federal income tax purposes in an amount equal to the amount included in income by the participant, provided the Corporation satisfies its information reporting obligations with respect to such income.

On a subsequent sale of the shares of the common stock, the participant will recognize capital gain or loss equal to the difference between the amount realized from the sale of stock and the participant’s adjusted basis in those shares, which will generally be the sum of the amount paid and the amount of income previously recognized by the participant in connection with the exercise of the NQSO. Such capital gain will be long or short term depending upon the holding period for such shares.

Stock Appreciation Rights. In general, a participant will not recognize ordinary income for federal income tax purposes upon the grant of a SAR and the Corporation will not be entitled to a deduction at that time. Upon the exercise of a SAR, the participant will recognize ordinary income equal to the amount by which the fair market value of a share on the exercise date exceeds either (i) the fair market value of a share on the date of grant in the case of a freestanding SAR or (ii) the exercise price of the related stock option in the case of a Tandem SAR or an Additive SAR, multiplied by the number of shares with respect to which the participant exercises his or her SAR. If, however, a SAR agreement permits the participant to defer the receipt of the award amount until some date after exercise, then the recipient will generally recognize ordinary income at the expiration of the deferral period rather than on the date of exercise. In either case, the Corporation will be entitled to a federal income tax deduction equal to the amount of ordinary income the recipient is required to recognize in connection with the exercise. The participant’s basis in any shares of common stock acquired upon the exercise of a SAR will equal their fair market value on the date of their acquisition.

Stock Awards. A participant who receives an award of stock that is not restricted will recognize ordinary income equal to the fair market value of the shares delivered to him or her under the stock award, and the Corporation will generally be allowed a federal income tax deduction in an amount equal to the amount included in income by the participant, provided such amount constitutes an ordinary and necessary business expense, and provided further that the Corporation satisfies its information reporting obligations with respect to such income. Such deduction will be allowed in the tax year in which the participant recognizes such income.

In general, the grant of a restricted stock has no tax effect on the Corporation or the participant. When the shares become vested pursuant to the restricted stock award, the participant will recognize ordinary income equal to the fair market value of the shares delivered to him or her under the restricted stock award and the Corporation will generally be allowed a federal income tax deduction in an amount equal to the amount included in income by the participant, provided such amount constitutes an ordinary and necessary business expense, and provided further that the Corporation satisfies its information reporting obligations with respect to such income. Such deduction will be allowed in the tax year in which the participant recognizes such income.

Within thirty (30) days after the date restricted stock is transferred pursuant to an award, a participant may elect under Section 83(b) of the Code to be taxed on the fair market value of the restricted stock at the time of the award, rather than at the time the restricted stock is no longer subject to a substantial risk of forfeiture or becomes transferable. In such case, the Corporation would be allowed a federal income tax deduction in the year of the award. If such an election is made, the participant will not recognize any income at the time the restricted stock becomes unrestricted. If the participant subsequently forfeits the restricted stock, the participant will not be allowed a deduction in respect of such forfeiture, and no refund will be available to the participant for the taxes previously paid, nor shall the Corporation have any obligation to reimburse the participant.

Regardless of whether a participant makes a Code Section 83(b) election, upon a subsequent sale or exchange of the restricted stock, the participant will recognize capital gain or loss based on the difference between the amount realized from the sale of stock and the participant’s adjusted basis in those shares, which will generally be the sum of the amount paid (if any) and the amount of income previously recognized by the participant. The capital gain or loss will be long-term gain or loss if the shares are held by the participant for at least one year after the restrictions lapse or the shares become transferable, whichever occurs first. If a Code Section 83(b) election is made, the participant’s holding period in the shares will begin to run from the date of the transfer.

Stock Units and Performance Units. A participant who is granted a stock unit or a performance unit under the Omnibus Plan will not recognize taxable income at the time of grant so long as the award is nontransferable and is subject to a substantial risk of forfeiture as a result of performance-based vesting targets, continued services requirements or other conditions that must be satisfied before delivery of the cash and/or shares of common stock payable pursuant to the award. The recipient will generally recognize ordinary income immediately if there is no substantial risk of forfeiture at the time of grant and otherwise at the time the substantial risk of forfeiture expires or is removed. If, however, an award agreement relating to a stock unit permits the participant to defer the receipt of the award amount until some date after the substantial risk of forfeiture expires or is removed, then the recipient will generally recognize ordinary income at the expiration of the deferral period rather than on date the substantial risk of forfeiture expires or is removed. In either case, the Corporation will generally be entitled to a corresponding deduction equal to the amount of income the recipient recognizes. Upon a subsequent sale of shares of common stock received as payment of an award , the recipient will recognize capital gain or loss equal to the difference between the sales price and the participant’s adjusted basis in those shares, which will generally be the amount of income previously recognized by the participant.

Dividend Equivalent and Other Stock-Based Awards. As to other awards that are payable in either cash or shares of our common stock that are either transferable or not subject to substantial risk of forfeiture, the holder of the award must recognize ordinary income equal to (a) the amount of cash received or, as applicable, (b) the excess of (i) the fair market value of the shares received (determined as of the date of receipt) over (ii) the amount (if any) paid for the shares by the holder of the award. We will generally be entitled at that time to an income tax deduction for the same amount. As to an award that is payable in shares of our common stock that are restricted from transfer and subject to substantial risk of forfeiture, unless a special election is made by the holder of the award under the Internal Revenue Code, the holder must recognize ordinary income equal to the excess of (i) the fair market value of the shares received (determined as of the first time the shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (ii) the amount (if any) paid for the shares by the holder of the award. We will generally be entitled at that time to an income tax deduction for the same amount.

Limitation on Income Tax Deduction. Under Section 162(m) of the Code, the Corporation’s federal income tax deductions may be limited to the extent that total compensation paid to a “covered employee” exceeds $1,000,000 in any one year. The Corporation can, however, preserve the deductibility of certain compensation in excess of $1,000,000 if it complies with the conditions imposed by Section 162(m), including the payment of performance-based compensation pursuant to a plan approved by shareholders. The Omnibus Plan has been designed to enable any award granted by the Compensation Committee to a “covered employee” to qualify as performance-based compensation under Section 162(m).

Miscellaneous Tax Issues. Compensation to a participant who is an employee which results from awards under the Omnibus Plan will constitute wages for purposes of the Federal Insurance Contributions Act and the Federal Unemployment Tax Act and thus will result in additional tax liability to the Corporation, generally with respect to each award at the time that such award is no longer subject to a substantial risk of forfeiture or becomes transferable.

Compliance with Section 409A of the Code. Section 409A of the Code governs certain types of non-qualified deferred compensation. The Omnibus Plan contemplates both deferred compensation that is subject to Section 409A and deferred compensation that is not subject to Section 409A. The Omnibus Plan requires that it be administered so that neither it nor any award granted under it violates Section 409A of the Code. Accordingly, the Committee is required to structure all awards so that they are either exempt from or comply with Section 409A of the Code, and the Board and the Committee are permitted, within the bounds of the Omnibus Plan and applicable law, including Section 409A of the Code, to interpret the Omnibus Plan and/or any award agreement, and to make any and all amendments to the Omnibus Plan or any award agreement, to ensure that all awards are either exempt from or comply with Section 409A.

Interest of Certain Persons in the Adoption of the Omnibus Plan; Future Omnibus Plan Benefits. The Corporation’s current Directors, Director nominees and executive officers have an interest in the proposal to adopt the Omnibus Plan, as each is eligible to receive awards under the Omnibus Plan. The benefits that will be received by or allocated to eligible persons under the Omnibus Plan, including each of the current Directors, each of the Director nominees, and each of the named executive officers, the current executive officers as a group, the current directors who are not executive officers as a group, and all employees, including all current officers who are not executive officers, as a group, are discretionary and are not presently determinable.

Consideration to be Received by the Corporation for Awards. The Corporation may receive monetary consideration upon the issuance of stock under a stock award, if and in the amount determined by the Compensation Committee at the time of grant and set forth in the award agreement. The Corporation will receive no monetary consideration other than the option price for shares of common stock delivered to participants upon the exercise of stock options. The Corporation will receive no monetary consideration upon the exercise of SARs or the vesting of stock units, performance units, dividend equivalents or other stock-based awards.

Current Stock Price. On March 7, 2007, the closing price of the shares of the common stock of the Corporation as reported on the NASDAQ Global Market (NASDAQ: FUNC) was $22.80 per share.

Vote Required; Manner of Approval. If a quorum is present, the affirmative vote of a majority of the votes cast at the meeting is required to approve the Omnibus Plan. Brokers do not have discretion to vote on the Omnibus Plan without your instruction. If you do not instruct your broker as to how to vote on this proposal, then your broker will deliver a non-vote on this proposal. Broker non-votes and abstentions, if any, will be counted for purposes of determining the presence of a quorum but will have no effect on the outcome of the vote on this proposal.

Board Recommendation. The Board of Directors believes that the Omnibus Plan will provide a valuable benefit to the Corporation by enhancing its ability to attract and retain key management employees, non-employee directors and other eligible participants. The Board believes that the approval of the Omnibus Plan is in the Corporation’s and the shareholders’ best interests.

The Board of Directors recommends a vote FOR the approval of the Omnibus Equity Compensation Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions since January 1, 2006

During the past year, the Bank has had banking transactions in the ordinary course of its business with certain Directors and officers of the Corporation and with their associates. These transactions were on substantially the same terms, including interest rates, collateral, and repayment terms on loans, as those prevailing at the same time for comparable transactions with others. The extensions of credit by the Bank to these persons have not and do not currently involve more than the normal risk of collectability or present other unfavorable features.

In addition to the foregoing, Walls Printing Company, Inc. (“WPC”), a corporation owned by H. Andrew Walls, III, and a trust established for the benefit of his minor children, provides various printing and related services to the Corporation. Total fees paid by the Corporation to WPC in 2006 were $182,129. These fees relate to the printing of marketing materials, account statements, and other routine items. The Corporation has again retained WPC in 2007 to provide these and other services, for which it expects to pay approximately $195,000. Management believes that all of the foregoing transactions with WPC are or will be on terms that are substantially similar to those that would be available if an unrelated third-party were involved.

Review, Approval and Ratification of Related Party Transactions

NASDAQ Listing Standards Rule 4350(h) requires the Company to conduct an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis and further requires all such transactions to be approved by the Company’s Audit Committee or another “independent body” of the Board of Directors. The term “related party transaction” is generally defined as any transaction (or series of related transactions) in which the Company is a participant and the amount involved exceeds $120,000, and in which any director, director nominee, or executive officer of the Company, any holder of more than 5% of the outstanding voting securities of the Company, or any immediate family member of the foregoing persons will have a direct or indirect interest. The term includes most financial transactions and arrangements, such as loans, guarantees and sales of property, and remuneration for services rendered (as an employee, consultant or otherwise) to the Company.

In addition, federal and state banking laws impose review and approval requirements with respect to loans made by the Bank to its directors and executive officers and their related interests. The paragraphs that follow contain only a summary of these laws and are qualified in their entirety by the statutory text and the text of any related regulations.

Under the Federal Reserve Board’s Regulation O, the Bank is prohibited from making any loan to any of its directors or executive officers or the directors or executive officers of the Corporation in amounts that exceed (i) the excess of the greater of $25,000 or 5% of the Bank’s capital and unimpaired surplus or (ii) $500,000 (taking into account all loans to the insider and his or her related interests), unless the loan is approved by the Bank’s board of directors (with the interested party abstaining). Loans to the directors and executive officers of the Corporation’s other subsidiaries are not subject to these approval requirements as long as the Bank’s Bylaws or its board of directors exempts such person from participating in policymaking functions of the lending institution and such person does not in fact participate, the subsidiary does not control the lending institution, and the assets of the subsidiary do not constitute more than 10% of the consolidated assets of the Corporation (determined annually).

Section 5-512 of the Financial Institutions Article of the Maryland Code requires the Board of Directors of the Bank to review and approve all non-commercial loans to Directors of the Bank and their partnerships and corporations, all loans to Executive Officers of the Bank and their partnerships and corporations, and all non-consumer loans to employees of the Bank and their partnerships and corporations. In addition, the Board of Directors semi-annually reviews the total indebtedness of each Director and Executive Officer of the Company.

The Corporation and the Bank have adopted written policies and procedures to ensure compliance with the foregoing restrictions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Exchange Act and the rules promulgated thereunder, the Corporation’s executive officers and Directors, and persons who beneficially own more than 10% of the Corporation’s Common Stock, are required to file certain reports regarding their ownership of Common Stock with the SEC. Based solely on a review of copies of such reports furnished to the Corporation, or written representations that no reports were required, the Corporation believes that, during the fiscal year ended December 31, 2006, such persons timely filed all reports required to be filed by Section 16(a) except that I. Robert Rudy filed one late Form 4 (covering the purchase of stock) and one late Form 5 (covering a gift of stock).

INDEPENDENT AUDITORS

The Audit Committee has engaged Beard Miller Company LLP (“bmc”) as the Corporation’s independent registered public accounting firm for fiscal year 2007. bmc has advised the Corporation that neither the accounting firm nor any of its members or associates has any direct financial interest in or any connection with the Corporation other than as independent public auditors. A representative of bmc is not expected to be present at this year’s Annual Meeting of Shareholders.

On May 8, 2006, the Audit Committee replaced Ernst & Young LLP (“E&Y”), which had previously served as independent auditors for the Corporation, with bmc. The reports of E&Y on the consolidated financial statements of the Corporation as of and for the years ended December 31, 2004 and 2005 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. During the years ended December 31, 2004 and 2005 and the subsequent period through May 8, 2006, the Corporation did not have any disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference thereto in its reports on the consolidated financial statements of the Corporation for such years. During the years ended December 31, 2004 and 2005 and the subsequent period through May 8, 2006, the Corporation did not have any “reportable events” as described in Item 304 (a)(1)(v) of the SEC’s Regulation S-K.

During the years ended December 31, 2004 and 2005 and the subsequent period through May 8, 2006, neither the Corporation nor anyone acting on the Corporation’s behalf consulted bmc regarding (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Corporation’s financial statements; or (2) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of the SEC’s Regulation S-K or a “reportable event” described in Item 304(a)(1)(v) of Regulation S-K.

AUDIT FEES AND SERVICES

The following table shows the fees paid or accrued by the Corporation for the audit and other services provided by bmc for fiscal year 2006:

FY 2006
Audit Fees	$ 218,267
Tax Fees	2,000
All Other Fees
Total	$ 220,267

The following table shows the fees paid or accrued by the Corporation for the audit and other services provided by E&Y for fiscal years 2006 and 2005:

	FY 2006	FY 2005
Audit Fees	$ 53,485	$ 447,185
Tax Fees	2,762	75,887
All Other Fees	15,400	1,315
Total	$ 71,647	$ 524,387

Fees for audit services include fees associated with the annual audit, the reviews of the Corporation’s quarterly reports on Form 10-Q, the attestation of management’s report on internal control over financial reporting, and accounting consultations billed as audit services. Tax fees relate to tax compliance services, such as tax return preparation, tax advice, tax planning and education related to low income housing tax credit investments. For 2006, all other fees include fees paid for services rendered in connection with the transition to successor auditors for the annual audit, reviews of Form 10-Q and the attestation of management’s report on internal control. All other fees for 2006 also include a subscription to the E&Y Accounting & Auditing Research Tool. For 2005, all other fees include a subscription to the E&Y Accounting & Auditing Research Tool. The Audit Committee has reviewed summaries of the services provided by bmc and E&Y and the related fees and has determined that the provision of non-audit services is compatible with maintaining the independence of bmc and E&Y.

It is the Audit Committee’s policy to pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Corporation by its independent auditors, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(l)(B) of the Exchange Act, which, when needed, are approved by the Audit Committee prior to the completion of the independent auditor’s audit. All of the 2006 and 2005 services described above were pre-approved by the Audit Committee.

SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

A shareholder who desires to present a proposal pursuant to Rule 14a-8 under the Exchange Act to be included in the proxy statement and voted on by the shareholders at the 2008Annual Meeting of Shareholders must submit such proposal in writing, including all supporting materials, to the Corporation at its principal office no later than November 23, 2007 (120 days before the date of mailing based on this year’s proxy statement date) and meet all other requirements for inclusion in the proxy statement. Additionally, pursuant to Rule 14a-4(c)(1) under the Exchange Act, if a shareholder intends to present a proposal for business to be considered at the 2008 Annual Meeting of Shareholders but does not seek inclusion of the proposal in the Corporation’s proxy statement for such meeting, then the Corporation must receive the proposal by February 8, 2008 (45 days before the date of mailing based on this year’s proxy statement date) for it to be considered timely received. If notice of a shareholder proposal is not timely received, then the proxies will be authorized to exercise discretionary authority with respect to the proposal.

OTHER MATTERS

As of the date of this proxy statement, the Board is not aware of any matters, other than those stated above, that may properly be brought before the meeting. If other matters should properly come before the meeting or any adjournment thereof, persons named in the enclosed proxy or their substitutes will vote with respect to such matters in accordance with their best judgment.

By order of the Board of Directors

ROBERT W. KURTZ
Secretary

APPENDIX A
COMPENSATION COMMITTEE CHARTER

A.	Name

There shall be a committee of the Board which shall be called the Compensation Committee.

B.	Purpose

The Compensation Committee shall (1) discharge the Board's responsibilities relating to compensation of the Company's executives and (2) produce an annual report on executive compensation for inclusion in the Company's proxy statement in accordance with applicable rules and regulations.

C.	Committee Membership and Procedure

The Compensation Committee shall consist of no fewer than three members. Each member of the Compensation Committee shall satisfy the independence requirements of NASDAQ and, if deemed appropriate from time to time, meet the definition of "non-employee director" under Rule 16b-3 under the Securities Exchange Act of 1934, and "outside director" for purposes of Section 162(m) of the Internal Revenue Code of 1986. The Board shall appoint the members of the Compensation Committee annually, considering the recommendation of the Nominating & Governance Committee, and further considering the views of the Chairman of the Board and the Chief Executive Officer, as appropriate. The members of the Compensation Committee shall serve until their successors are appointed and qualify, and shall designate the Chairman of the Compensation Committee. The Board shall have the power at any time to change the membership of the Compensation Committee and to fill vacancies in it, subject to such new member(s) satisfying the above requirements. Except as expressly provided in this Charter or the by-laws of the Company or the Corporate Governance Guidelines of the Company, the Compensation Committee shall fix its own rules of procedure.

D.	Committee Authority and Responsibilities

❖
The Compensation Committee shall review and approve corporate goals and objectives relevant to CEO compensation, evaluate the CEO's performance in light of those goals and objectives, and set the CEO's compensation level based on this evaluation. The corporate goals and objectives would be those set forth in the Corporate Strategic Plan and articulated in the Executive Pay for Performance goals, together with any other objectives deemed relevant by the Committee.

❖
In determining any long-term incentive component of CEO compensation, the Compensation Committee should consider the Company's performance and relative shareholder return, the value of similar incentive awards to CEOs at comparable companies, and the awards given to the Company's CEO in past years.

❖
The Compensation Committee shall oversee the evaluation and pay of the executive management of the Company and make recommendations to the Board as appropriate. Executives are defined as those participating in the Executive Pay for Performance Program.

❖	The Compensation Committee shall make recommendations to the Board with respect to any cash-based incentive compensation plans and equity-based incentive plans.

❖
The Compensation Committee shall have the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of director, CEO or senior executive compensation and shall have sole authority to approve the consultant's fees and other retention terms. The Compensation Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

❖
The Compensation Committee shall adopt, administer, review and approve and ratify awards under cash-based incentive compensation plans and equity-based incentive stock plans, including amendments to the awards made under any such plans, and review and monitor awards under such plans.

A-1

❖	The Compensation Committee shall make regular reports to the Board.

❖
The Compensation Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Compensation Committee shall annually review its own performance.

❖	The Compensation Committee may form and delegate authority to subcommittees when appropriate.

❖
The Compensation Committee shall meet annually with the CEO to receive the CEO's recommendations concerning performance goals and the CEO's evaluation of the Company's progress toward meeting those goals.

09/14/06

A-2

APPENDIX B

FIRST UNITED CORPORATION OMNIBUS EQUITY COMPENSATION PLAN

1. Purpose. The purpose of the Plan is to provide designated (a) Employees of the Company and its Affiliates and (b) Non-Employee Directors of the Company and its Affiliates with the opportunity to receive grants of Options, SARs, Stock Units, Performance Units, Stock Awards, Dividend Equivalents and Other Stock-Based Awards. The Company believes that the Plan will encourage the Participants to contribute materially to the growth of the Company, thereby benefiting the Company’s shareholders, and will align the economic interests of the Participants with those of the shareholders.

All capitalized terms shall be as defined in Section 2 hereof.

2. Definitions. Whenever used in this Plan, the following terms will have the respective meanings set forth below:

(a) “Additive SAR” has the meaning given that term in Section 8(b)(ii) hereof.

(b) “Affiliate” means any “parent corporation” and any “subsidiary corporation” of the Company, as such terms are defined in Section 424 of the Code.

(c) “Board” means the Board of Directors of the Company.

(d) “Change in Control” means the occurrence of any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes, within the 12-month period ending on the date of such person’s most recent acquisition, a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 35% of the voting power of the then outstanding securities of the Company; provided that a Change in Control shall not be deemed to occur as a result of a transaction in which the Company becomes a subsidiary of another corporation and in which the shareholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such shareholders to more than 50% of all votes to which all shareholders of the parent corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote); and provided further that ownership or control of the Company’s voting securities, individually or collectively, by any Affiliate that is a bank or any benefit plan sponsored by the Company or any Affiliate shall not constitute a Change in Control.

(ii) The consummation of (A) a merger, consolidation, or similar extraordinary event involving the Company and another entity where the shareholders of the Company, immediately prior to the merger, consolidation or similar extraordinary event, will not beneficially own, immediately after the merger, consolidation or similar extraordinary event, shares entitling such shareholders to more than 50% of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote), or (B) a sale or other disposition of all or substantially all of the assets of the Company; or

(iii) During any 12-month period after the Effective Date, individuals who at the beginning of such period constituted the Board cease for any reason to constitute a majority thereof, unless the election, or the nomination for election by the Company’s shareholders, of at least a majority of the directors who were not directors at the beginning of such period, was approved by a vote of at least two-thirds of the directors then in office at the time of such election or nomination who either (i) were directors at the beginning of such period or (ii) whose appointment, election or nomination for election was previously so approved.

Notwithstanding the foregoing, the Committee may modify the definition of a Change in Control for a particular Grant as the Committee deems appropriate to comply with Section 409A of the Code and any related regulations or other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Committee” means (i) with respect to Grants to Employees, the Compensation Committee of the Board or its delegate or successor, or such other committee appointed by the Board to administer the Plan or its delegate or successor and (ii) with respect to Grants made to Non-Employee Directors, the Board or its delegate. Notwithstanding the foregoing, with respect to Grants to Employees that are intended as “qualified performance-based compensation” (as defined under Section 162(m) of the Code), as well as to Employees who are officers of the Company, the Committee shall consist of two or more persons appointed by the Board, all of whom shall be “outside directors” (as defined under Section 162(m) of the Code and related U.S. Department of the Treasury regulations) and “non-employee directors” as defined under Rule 16b-3 promulgated under the Exchange Act.

(g) “Company” means First United Corporation, a Maryland corporation, and any successor thereto.

(h) [Intentionally omitted]

(i) “Date of Grant” means the date a Grant is effective.

(j) “Dividend Equivalent” means an amount determined by multiplying the number of Shares, Performance Units or Stock Units subject to a Grant by the per-Share cash dividend, or the per-Share fair market value (as determined by the Committee) of any dividend in consideration other than cash, paid by the Company on its Stock on a dividend payment date.

(k) “Effective Date” means April 24, 2007, subject to approval by the shareholders of the Company.

(l) “Employee” means an employee of the Company or any Affiliate (including an officer or director who is also an employee).

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n) “Fair Market Value” means, as of any date, unless otherwise required by any applicable provision of the Code or any regulations thereunder, the mean between the high and low sales price of a Share on the trading day immediately preceding such date, as reported on any established securities exchange or national market system on which the Shares are then listed or admitted to trading (or the closing bid, if no sales were reported), or, if not so reported, the fair market value as determined pursuant to a reasonable method adopted by the Committee in good faith for such purpose in accordance with applicable law.

(o) “Freestanding SAR” has the meaning given that term in Section 8(b)(iii) hereof.

(p) “Grant” means an Option, SAR, Stock Unit, Performance Unit, Stock Award, Dividend Equivalent or Other Stock-Based Award granted under the Plan.

(q) “Grant Agreement” means the written agreement that sets forth the terms and conditions of a Grant, including all amendments thereto.

(r) “Incentive Stock Option” means a stock option that is intended to meet the requirements of Section 422 of the Code, as described in Section 7.

(s) “Non-Employee Director” means a member of the Board, or a member of the board of directors of an Affiliate, who is not an employee of the Company.

(t) “Nonqualified Stock Option” means a stock option that is not intended to meet the requirements of Section 422 of the Code, as described in Section 7.

(u) “Option” means an Incentive Stock Option or a Nonqualified Stock Option to purchase Shares at an Option Price for a specified period of time.

(v) “Option Price” means the amount per Share, as designated by the Committee, that shall be paid by a Participant upon the exercise of an Option.

(w) “Other Stock-Based Award” means any Grant based on, measured by or payable in Shares (other than Grants described in Sections 7, 8, 9, 10, 11 and 12), as described in Section 13.

(x) “Participant” means an Employee or a Non-Employee Director designated by the Committee to receive a Grant under the Plan.

(y) “Performance Units” means an award of phantom units, representing one or more Shares, as described in Section 10 hereof.

(z) “Person” means as such term is defined in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its affiliates (as defined under Rule 12b-2 of the Exchange Act), (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of the Stock.

(aa) “Plan” means this First United Corporation Omnibus Equity Compensation Plan, as in effect from time to time.

(bb) “Related Option” means an Option with respect to which a SAR has been granted

(cc) “Share” means a share of Stock.

(dd) “Stock” means the common stock, par value $.01 per Share, of the Company or such other securities of the Company as may be substituted for Stock pursuant to Sections 5(d) or 18 hereof.

(ee) “SAR” means an award of a stock appreciation right, as described in Section 8 hereof.

(ff) “Stock Award” means an award of Shares, as described in Section 11 hereof.

(gg) “Stock Unit” means an award of a phantom unit, representing one or more Shares, as described in Section 9 hereof.

(hh) “Successor Participant” means the personal representative or other person entitled to succeed to the rights of the Participant in accordance with Section 17 hereof.

(ii) “Tandem SAR” has the meaning given that term in Section 8(b)(i) hereof.

3. Administration.

(a) Committee. The Plan shall be administered and interpreted by the Committee. Day to day administrative functions may be performed by employees of the Company, as approved by the Committee.

(b) Committee Authority. The Committee shall have the sole authority to (i) determine the Employees and Non-Employee Directors to whom Grants shall be made under the Plan, (ii) determine the type, size and terms of the Grants to be made to each Participant, (iii) determine the time when the Grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms of any previously issued Grant, subject to the provisions of Section 20 hereof, (v) adopt guidelines separate from the Plan that set forth the specific terms and conditions for Grants under the Plan, and (vi) deal with any other matters arising under the Plan.

(c) Committee Determinations. The Committee shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any Grants awarded hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

4. Grants. Grants under the Plan may consist of Options, SARs, Stock Units, Performance Units, Stock Awards, Dividend Equivalents and Other Stock-Based Awards. All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with the Plan as the Committee deems appropriate and as are specified in writing by the Committee in separate guidelines or to the individual in the Grant Agreement or an amendment to the guidelines or Grant Agreement. The Committee shall approve the form and provisions of each Grant Agreement. Grants under a particular Section of the Plan need not be uniform as among the Participants. All Grants shall be made conditional upon the Participant’s acknowledgement, in writing or by acceptance of the Grant, that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries, and any other person having or claiming an interest under such Grant. Notwithstanding any provision of the Plan to the contrary, the Committee may make Grants that are contingent on, and subject to, shareholder approval of the Plan or an amendment to the Plan.

5. Shares of Stock Subject to the Plan.

(a) Shares Authorized. Subject to adjustment as described below, the aggregate number of Shares that may be issued or transferred under the Plan is 185,000; provided, however, that no more than 148,000 Shares, in the aggregate, may be issued pursuant to Stock Awards, Stock Units, Performance Units or Other Stock-Based Awards, and no more than 37,000 Shares may be issued as Incentive Stock Options. The Shares may be authorized but unissued Shares or reacquired Shares of Stock, including shares purchased by the Company on the open market for purposes of the Plan. Grants paid in cash shall not count against the foregoing Share limits.

(b) Share Counting. For administrative purposes, when the Committee makes a Grant payable in Shares, the Committee shall reserve Shares equal to the maximum number of Shares that may be payable under the Grant. If and to the extent Options or SARs granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered after the Effective Date without having been exercised or if any Stock Awards, Stock Units, Performance Units, Dividend Equivalents or Other Stock-Based Awards (or granted under the Prior Plans prior to the Effective Date) are forfeited or terminated, or otherwise not paid in full after the Effective Date, the Shares subject to such Grants shall again be available for purposes of the Plan. To the extent Grants are paid in cash, and not in Shares, any Shares previously reserved for issuance or transfer pursuant to such Grants shall again be available for issuance or transfer under the Plan. To the extent SARs are exercised under the Plan, the total number of Shares subject to the exercised portion of the SAR shall count against the number of Shares reserved for issuance under the Plan if Shares are paid out upon exercise of the SAR.

(c) Individual Limits. All Grants under the Plan, other than Dividend Equivalents, shall be expressed in Shares. The maximum aggregate number of Shares with respect to which all Grants, other than Dividend Equivalents, may be made under the Plan to any individual during any fiscal year shall be 20,000 Shares, subject to adjustment as described below. The individual limits described in this subsection (c) shall apply without regard to whether the Grants are to be paid in Shares or in cash. All cash payments (other than Dividend Equivalents) shall equal the Fair Market Value of the Shares to which the cash payment relates.

(d) Adjustments. If there is any change in the number or kind of Shares outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Stock as a class without the Company’s receipt of consideration, or if the value of outstanding Shares is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of Shares available for issuance under the Plan, the maximum number of Shares for which any individual may receive pursuant to Grants in any year, the number of Shares covered by outstanding Grants, the kind of Shares to be issued or transferred under the Plan, and the price per Share or the applicable market value of such Grants shall be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued Shares to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional Shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Committee shall be final, binding and conclusive.

6. Eligibility for Participation.

(a) Eligible Persons. All Employees, including Employees who are officers or members of the Board, and all Non-Employee Directors shall be eligible to participate in the Plan.

(b) Selection of Participants. The Committee shall select the Employees and Non-Employee Directors to receive Grants and shall determine the terms and conditions of the Grant and the number of Shares subject to each Grant.

7. Options.

(a) General Requirements. The Committee may grant Options to an Employee or a Non-Employee Director upon such terms and conditions as the Committee deems appropriate under this Section 7 hereof.

(b) Number of Shares. The Committee shall determine the number of Shares that will be subject to each Grant of Options to Employees and Non-Employee Directors.

(c) Type of Option and Price.

(i) The Committee may grant Incentive Stock Options or Nonqualified Stock Options or any combination of Incentive Stock Options and Nonqualified Stock Options. Incentive Stock Options may be granted only to Employees. Nonqualified Stock Options may be granted to Employees and Non-Employee Directors.

(ii) The Option Price shall be determined by the Committee and may be equal to or greater than the Fair Market Value of the Shares subject to the Grant on the Date of Grant; provided, however, that an Incentive Stock Option may not be granted to an Employee who, at the Date of Grant, owns securities possessing more than 10% of the total combined voting power of all classes of securities of the Company or any Affiliate, unless the Option Price is not less than 110% of the Fair Market Value on the Date of Grant.

(d) Option Term. The Committee shall determine the term of each Option. The term of an Option shall not exceed 10 years from the Date of Grant. However, an Incentive Stock Option that is granted to an Employee who, at the Date of Grant, owns securities possessing more than 10% of the total combined voting power of all classes of securities of the Company or any Affiliate may not have a term that exceeds five years from the Date of Grant.

(e) Exercisability of Options. Options shall become exercisable in accordance with such terms and conditions as may be determined by the Committee and specified in the Grant Agreement. Subject to applicable law, regulations and rules to which the Company is then subject, the Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

(f) Termination of Employment or Service. Except as provided in the Grant Agreement, an Option may only be exercised while the Participant is employed by, or providing service to, the Company. The Committee shall specify in the Grant Agreement under what circumstances and during what time periods a Participant may exercise an Option after termination of employment or service.

(g) Exercise of Options. A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company or its designated agent. The Participant shall pay the Option Price and any withholding taxes for the Option (i) in cash or by check on the date of exercise, (ii) by delivering on the date of exercise Shares owned by the Participant that have a Fair Market Value on the date of exercise equal to the Option Price or by attestation (on a form prescribed by the Committee) on the date of exercise to ownership of Shares owned by the Participant that have an aggregate Fair Market Value on the date of exercise equal to the Option Price, (iii) in cash, on the T+3 settlement date that occurs after the exercise date specified in the notice of exercise, provided that the Participant exercises the Option through an irrevocable agreement with a registered broker and the payment is made in accordance with procedures permitted by Regulation T of the Federal Reserve Board and such procedures do not violate applicable law; or (iv) by such other method as the Committee may approve, to the extent permitted by applicable law. Shares of Stock used to exercise an Option pursuant to item (ii) of this subsection (g) shall have been held by the Participant for at least six (6) months. Payment for the shares pursuant to the Option, and any required withholding taxes, must be received by the time specified by the Committee depending on the type of payment being made.

(h) Limits on Incentive Stock Options. If the aggregate Fair Market Value on the Date of Grant with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under the Plan or any other stock option plan of the Company or an Affiliate, exceeds $100,000, then the Incentive Stock Option, as to the excess, shall be treated as a Nonqualified Stock Option.

8. SARs.

(a) General Requirements. The Committee may grant SARs to any Employee or Non-Employee Director, upon such terms and conditions as the Committee deems appropriate under this Section 8 hereof. Each SAR shall represent the right, upon settlement of the SAR, to receive an amount equal to the product obtained by multiplying (i) the number of Shares with respect to which the SAR is exercised by (ii) an amount equal to the excess of (A) the Fair Market Value per Share on the date of exercise of the SAR over (B) either (x) the Fair Market Value per Share on the Award Date in the case of a Freestanding SAR or (y) the Option Price of the Related Option in the case of either a Tandem SAR or an Additive SAR.

(b) Terms of SARs. The Committee shall determine the terms and conditions of SARs and may grant SARs in the following forms:

(i) in connection with the grant, and exercisable in lieu of, Options (a “Tandem SAR”);

(ii) in connection with and exercisable in addition to the grant of Options (a “Additive SAR”);

(iii) independent of the grant of the Options (a “Freestanding SAR”); or

(iv) in any combination of the foregoing.

The Committee will determine the number and form of SARs to be granted, the base amount, the vesting and other restrictions applicable to SARs and the period during which SARs will remain exercisable.

(c) Payment With Respect to SARs. The Committee shall determine whether the amount to be paid upon settlement of the SAR shall be paid in the form of cash, in Shares, or in a combination of the two, in such proportion as the Committee deems appropriate. For purposes of calculating the number of Shares to be received, Shares shall be valued at its Fair Market Value on the date of exercise of the SAR. If Shares are to be received upon exercise of an SAR, cash shall be delivered in lieu of any fractional share.

(d) Requirement of Employment or Service. The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain SARs after termination of the Participant’s employment or service, and the circumstances under which SARs may be forfeited.

9. Stock Units.

(a) General Requirements. The Committee may grant Stock Units to any Employee or Non-Employee Director, upon such terms and conditions as the Committee deems appropriate under this Section 9 hereof. Each Stock Unit shall represent the right of the Participant to receive a Share or an amount based on the value of a Share. All Stock Units shall be credited to accounts on the Company’s records for purposes of the Plan.

(b) Terms of Stock Units. The Committee may grant Stock Units that are payable if specified performance goals or other conditions are met, or under other circumstances. Stock Units may be paid at the end of a specified period, or payment may be deferred to a date authorized by the Committee. The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units.

(c) Payment With Respect to Stock Units. Payment with respect to Stock Units shall be made in cash, in Shares, or in a combination of the two, as determined by the Committee. The Grant Agreement shall specify the maximum number of Shares that shall be paid under the Stock Units.

(d) Requirement of Employment or Service. The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain Stock Units after termination of the Participant’s employment or service, and the circumstances under which Stock Units may be forfeited.

10. Performance Units.

(a) General Requirements. The Committee may grant Performance Units to an Employee or a Non-Employee Director, upon such terms and conditions as the Committee deems appropriate under this Section 10 hereof. Each Performance Unit shall represent the right of the Participant to receive a Share or an amount based on the value of a Share, if specified performance goals are met. All Performance Units shall be credited to accounts on the Company’s records for purposes of the Plan.

(b) Terms of Performance Units. The Committee shall establish the performance goals and other conditions for payment of Performance Units. Performance Units may be paid at the end of a specified performance or other period, or payment may be deferred to a date authorized by the Committee. The Committee shall determine the number of Performance Units to be granted and the requirements applicable to such Performance Units.

(c) Payment With Respect to Performance Units. Payment with respect to Performance Units shall be made in cash, in Shares, or in a combination of the two, as determined by the Committee. The Committee shall establish in the Grant Agreement a target amount to be paid under a Performance Unit based on achievement of the performance goals.

(d) Requirement of Employment or Service. The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain Performance Units after termination of the Participant’s employment or service, and the circumstances under which Performance Units may be forfeited.

11. Stock Awards

(a) General Requirements. The Committee may issue or transfer Shares to an Employee or a Non-Employee Director under a Stock Award, upon such terms and conditions as the Committee deems appropriate under this Section 11 hereof. Shares issued or transferred pursuant to Stock Awards may be issued or transferred for cash consideration or for no cash consideration, and subject to restrictions or no restrictions, as determined by the Committee. The Committee may establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including restrictions based upon the achievement of specific performance goals.

(b) Number of Shares. The Committee shall determine the number of Shares to be issued or transferred pursuant to a Stock Award and any restrictions applicable to such shares.

(c) Requirement of Employment or Service. The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain Stock Awards after termination of the Participant’s employment or service, and the circumstances under which Stock Awards may be forfeited.

(d) Restrictions on Transfer. For so long as Stock Awards are subject to restrictions, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the Shares granted thereby except upon death as described in Section 17 hereof. Each certificate, or electronic book entry equivalent, for a Share granted pursuant to a Stock Award shall contain a legend giving appropriate notice of the restrictions in the Grant. The Participant shall be entitled to have the legend removed when all restrictions on such Shares have lapsed. The Committee may retain possession of any stock certificates for Stock Awards until all restrictions on such Shares have lapsed.

(e) Right to Vote and to Receive Dividends. The Committee shall determine to what extent, and under what conditions, the Participant shall have the right to vote Shares awarded pursuant to a Stock Award and to receive any dividends or other distributions paid on such Shares during the restriction period. The Committee may determine that a Participant’s entitlement to dividends or other distributions with respect to a Stock Award shall be subject to achievement of performance goals or other conditions.

12. Dividend Equivalents.

(a) General Requirements. When the Committee makes a Grant under the Plan, the Committee may grant Dividend Equivalents in connection with such Grants, under such terms and conditions as the Committee deems appropriate under this Section 12. Dividend Equivalents may be paid to Participants currently or may be deferred, as determined by the Committee and subject to Section 15 hereof. All Dividend Equivalents that are not paid currently shall be credited to accounts on the Company’s records for purposes of the Plan. Dividend Equivalents may be accrued as a cash obligation, or may be converted to Stock Units for the Participant, as determined by the Committee. Unless otherwise specified in the Grant Agreement, deferred Dividend Equivalents will not accrue interest. The Committee may provide that Dividend Equivalents shall be payable based on the achievement of specific performance goals or other conditions.

(b) Payment with Respect to Dividend Equivalents. Dividend Equivalents may be payable in cash or Shares or in a combination of the two, as determined by the Committee.

13. Other Stock-Based Awards. The Committee may grant other awards that are cash-based or based on, measured by or payable in Shares to Employees or Non-Employee Directors, on such terms and conditions as the Committee deems appropriate under this Section 13. Other Stock-Based Awards may be granted subject to achievement of performance goals or other conditions and may be payable in Shares or cash, or in a combination of the two, as determined by the Committee in the Grant Agreement.

14. Qualified Performance-Based Compensation

(a) Designation as Qualified Performance-Based Compensation. The Committee may determine that Stock Units, Performance Units, Stock Awards, Dividend Equivalents or Other Stock-Based Awards granted to an Employee shall be considered “qualified performance-based compensation” under Section 162(m) of the Code. The provisions of this Section 14 shall apply to any such Grants that are to be considered “qualified performance-based compensation” under Section 162(m) of the Code. To the extent that Grants of Stock Units, Performance Units, Stock Awards, Dividend Equivalents or Other Stock-Based Awards designated as “qualified performance-based compensation” under Section 162(m) of the Code are made, no such Grant may be made as an alternative to another Grant that is not designated as “qualified performance based compensation” but instead must be separate and apart from all other Grants made.

(b) Performance Goals. When Stock Units, Performance Units, Stock Awards, Dividend Equivalents or Other Stock-Based Awards that are to be considered “qualified performance-based compensation” are granted, the Committee shall establish in writing (i) the objective performance goals that must be met, (ii) the period during which performance will be measured, (iii) the maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions that the Committee deems appropriate and consistent with the Plan and the requirements of Section 162(m) of the Code for “qualified performance-based compensation.” The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the performance goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals, but the Committee may reduce the amount of compensation that is payable upon achievement of the designated performance goals.

(c) Criteria Used for Objective Performance Goals. The Committee shall use objectively determinable performance goals based on one or more of the following criteria: Stock price, earnings per Share, net earnings or profits, operating earnings, return on assets, shareholder return, return on equity, growth in assets, unit volume, sales, market share, or strategic business criteria consisting of one or more objectives based on meeting specific revenue goals, market penetration goals, geographic business expansion goals, cost targets, cash position or goals relating to acquisitions or divestitures. The performance goals may relate to the Participant’s business unit or the performance of the Company, an Affiliate, or the Company and its Affiliates as a whole, or any combination of the foregoing. Performance goals need not be uniform as among Participants.

(d) Timing of Establishment of Goals. The Committee shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under Section 162(m) of the Code.

(e) Certification of Results. The Committee shall certify and announce the results for the performance period to all Participants after the Company announces the Company’s financial results for the performance period. The Committee shall determine the amount, if any, to be paid pursuant to each Grant based on the achievement of the performance goals and the terms of each Grant Agreement.

(f) Death, Disability or Other Circumstances. The Committee may provide in the Grant Agreement that Grants shall be payable, in whole or in part, in the event of the Participant’s death or disability, a Change in Control or under other circumstances consistent with the U.S. Department of the Treasury regulations and rulings under Section 162(m) of the Code.

15. Deferrals. To the extent permitted by applicable law, including Section 409A of the Code and the corresponding U.S. Department of the Treasury regulations and rulings, the Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to the Participant in connection with any Grant.

16. Withholding of Taxes.

(a) Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company may (i) require that the Participant or other person receiving or exercising Grants pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to such Grants, or (ii) deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.

(b) Election to Withhold Shares. Unless the Committee determines otherwise, a Participant may elect to satisfy the Company’s tax withholding obligation with respect to Grants paid in Shares by having Shares withheld, at the time such Grants become taxable, up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities. In addition, with respect to any required tax withholding amount that exceeds the minimum applicable withholding tax rate, the Committee may permit a Participant to satisfy such tax withholding obligation with respect to such excess amount by providing that the Participant may elect to deliver to the Company Shares that have been held by the Participant for at least six (6) months. The elections described in this subsection (b) must be in a form and manner prescribed by the Committee and may be subject to the prior approval of the Committee.

17. Transferability of Grants.

(a) In General. Except as provided in this Section, only the Participant may exercise rights under a Grant during the Participant’s lifetime. A Participant may not transfer those rights except by will or by the laws of descent and distribution, or, with respect to Grants other than Incentive Stock Options, if permitted in any specific case by the Committee, pursuant to a domestic relations order. When a Participant dies, the Successor Participant may exercise such rights in accordance with the terms of the Plan. A Successor Participant must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Participant’s will or under the applicable laws of descent and distribution.

(b) Transfer of Nonqualified Stock Options. Notwithstanding the foregoing, the Committee may provide in a Grant Agreement that a Participant may transfer Nonqualified Stock Options to family members or other persons or entities, consistent with applicable securities laws, according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer of a Nonqualified Stock Option and the transferred Nonqualified Stock Option shall continue to be subject to the same terms and conditions as were applicable to the Nonqualified Stock Option immediately before the transfer.

18. Consequences of a Change in Control.

(a) Notice and Acceleration. Upon a Change in Control, unless the Committee determines otherwise, (i) the Company shall provide each Participant with outstanding Grants written notice of such Change in Control, (ii) all outstanding Options and SARs shall automatically accelerate and become fully exercisable, (iii) the restrictions and conditions on all outstanding Stock Awards shall immediately lapse, (iv) Participants holding outstanding Performance Units shall receive payment in settlement of such Performance Units, in an amount determined by the Committee, based on the Participant’s target payment for the performance period and the portion of the performance period that precedes the Change in Control, (v) all outstanding Stock Units shall become payable in cash or Shares in an amount not less than their target amounts, as determined by the Committee, and (vi) Dividend Equivalents and Other Stock-Based Awards shall become fully payable in cash or Shares, in amounts determined by the Committee.

(b) Assumption of Grants. Upon a Change in Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Options and SARs that are not exercised shall be assumed by, or replaced with comparable options and rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and other Grants that remain outstanding shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).

(c) Other Alternatives. Notwithstanding the foregoing, subject to subsection (d) below, in the event of a Change in Control, the Committee may take any of the following actions with respect to any or all outstanding Options and SARs, without the consent of any Participant: (i) the Committee may require that Participants surrender their outstanding Options and SARs in exchange for a payment by the Company, in cash or Stock as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value subject to the Participant’s unexercised Options and SARs exceeds the Option Price of the Options or the base amount of the SARs, respectively, or (ii) after giving Participants an opportunity to exercise their outstanding Options and SARs, the Committee may terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate. Such surrender, termination or settlement shall take place as of the date of the Change in Control or such other date as the Committee may specify.

(d) Committee. The Committee making the determinations under this Section 18 following a Change in Control must be comprised of the same members as those of the Committee immediately before the Change in Control. If the Committee members do not meet this requirement, the automatic provisions of subsections (a) and (b) of this Section shall apply, and the Committee shall not have discretion to vary them.

19. Requirements for Issuance of Shares. No Shares shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance of such shares have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Participant hereunder on such Participant’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such Shares as the Committee shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing Shares issued or transferred under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a restrictive or other legend be placed thereon.

20. Amendment and Termination of the Plan.

(a) Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without approval of the shareholders of the Company if such approval is required to comply with the Code or applicable laws, or to comply with applicable stock exchange requirements. In addition, the Committee may at any time, in its sole discretion, alter or amend any or all of the outstanding Grant Agreements to the extent not prohibited by law. Notwithstanding the foregoing, however, no amendment, alteration, or termination of this Plan or of any Grant Agreement shall, without the consent of the Participant, impair any rights or obligations under any Grant previously made to the Participant, unless such right has been reserved in the Plan or the Grant Agreement, or except as provided in Section 21(b) hereof.

(b) No Repricing Without Shareholder Approval. Notwithstanding anything in the Plan to the contrary, without the prior approval of the Company’s shareholders, no Grant under the Plan may be repriced, replaced, regranted through cancellation or modified if the effect would be to reduce the exercise price for the shares underlying such Grant; provided, however, that the foregoing shall not apply to any adjustment made to a Grant pursuant to Section 5(d) hereof. In addition, without the prior approval of the Company’s shareholders, the Committee may not cancel an outstanding Grant that is underwater for the purpose of granting a replacement Grant of a different type.

(c) Shareholder Approval for “Qualified Performance-Based Compensation”. If Stock Units, Performance Units, Stock Awards, Dividend Equivalents or Other Stock-Based Awards are granted as “qualified performance-based compensation” under Section 14 hereof, the Plan must be reapproved by the Company’s shareholders no later than the first shareholders meeting that occurs in the fifth year following the year in which the shareholders previously approved the provisions of Section 14 hereof, if additional Grants are to be made under Section 14 hereof and if required by Section 162(m) of the Code or the regulations thereunder.

(d) Termination of Plan. The Plan shall terminate on the day immediately preceding the 10th anniversary of its Effective Date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the shareholders. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant.

21. Miscellaneous.

(a) Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company in substitution for a grant made by such corporation. The terms and conditions of the substitute Grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Committee shall prescribe the provisions of the substitute Grants.

(b) Compliance with Law. The Plan, the exercise of Options and the obligations of the Company to issue or transfer Shares under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that the Plan and applicable Grants comply with the applicable provisions of Sections 162(m), 409A and 422 of the Code. To the extent that any legal requirement of Section 16 of the Exchange Act or Sections 162(m), 409A or 422 of the Code as set forth in the Plan ceases to be required under Section 16 of the Exchange Act or Sections 162(m), 409A or 422 of the Code, that Plan provision shall cease to apply. Notwithstanding anything to the contrary contained in this Plan, the Board may amend the Plan and the Committee may revoke or modify any Grant, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or a Grant to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), and to the administrative regulations and rulings promulgated thereunder. The Committee may also adopt rules regarding the withholding of taxes on payments to Participants. The Committee may, in its sole discretion, agree to limit its authority under this Section.

(c) Enforceability. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

(d) Funding of the Plan; Limitation on Rights. This Plan shall be unfunded. Neither the Company nor any other company shall be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. Nothing contained in the Plan and no action taken pursuant hereto shall create or be construed to create a fiduciary relationship between the Company or any other company and any Participant or any other person. No Participant or any other person shall under any circumstances acquire any property interest in any specific assets of the Company or any other company. To the extent that any person acquires a right to receive payment from the Company hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

(e) Rights of Participants. Nothing in this Plan shall entitle any Employee or Non-Employee Director or other person to any claim or right to receive a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employment or service of the Company.

(f) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(g) Employees Subject to Taxation Outside the United States. With respect to Participants who are subject to taxation in countries other than the United States, the Committee may make Grants on such terms and conditions as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.

(h) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Agreements issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of Maryland, without giving effect to the conflict of laws provisions thereof that would apply the law of a another state.

APPENDIX C

FORM OF PROXY
FIRST UNITED CORPORATION
P.O. Box 9, Oakland, MD 21550-0009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Susan P. Kelley and William P. Ewing, and each of them, as Proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, and hereby authorizes them to represent and to vote as designated on the reverse side, all the shares of Common Stock of First United Corporation held of record by the undersigned on February 9, 2007 at the Annual Meeting of Shareholders to be held on April 24, 2007 and any adjournment or postponement thereof, for the purposes identified on this proxy and with discretionary authority as to any other matters that may properly come before the Annual Meeting, including substitute nominees if any of the named nominees for director should be unavailable to serve for election in accordance with and as described in the Notice of Annual Meeting of Shareholders and Proxy Statement.
.
THIS PROXY WILL BE VOTED AS SPECIFIED. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, THE PROXIES NAMED HEREIN INTEND TO VOTE THIS PROXY “FOR ALL NOMINEES” IN PROPOSAL 1, “FOR” PROPOSAL 2 TO APPROVE THE OMNIBUS EQUITY COMPENSATION PLAN, AND IN THEIR DISCRETION WITH RESPECT TO ANY OTHER MATTER THAT MAY BE PRESENTED AT THE MEETING.

(Please sign on reverse side and return immediately)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

You can now access your First United Corporation account online.

Access your First United Corporation shareholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for First United Corporation, now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC

Please Mark Here for Address ☐ Change or Comments SEE REVERSE SIDE

The Board of Directors recommends a vote “FOR ALL NOMINEES” in Proposal 1.				3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournments or postponements thereof.

1.	Board of Directors proposal to elect six (6) Class III Directors to serve until the 2010 Annual Meeting of Shareholders and until their successors are duly elected and qualify.

Class III (term expires 2010)
	01	M. Kathryn Burkey	☐ FOR ALL NOMINEES
	02	Karen F. Myers
	03	I. Robert Rudy
	04	Richard G. Stanton	☐ WITHHOLD AUTHORITY
	05	Robert G. Stuck	FOR ALL NOMINEES
	06	H. Andrew Walls, III
☐ FOR ALL EXCEPT
(see instruction below)

INSTRUCTION: The withholding of a vote will be counted as a vote against a nominee. To withhold authority to vote for any individual nominee, mark “FOR ALL EXCEPT” and strike a line through the nominee’s name in the list above.

The Board of Directors recommends a vote “FOR” Proposal 2.				THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF NOTICE OF THE
AFORESAID ANNUAL MEETING OF SHAREHOLDERS
2.	Approval of the First United Corporation Omnibus Equity Compensation Plan.			Date: _______________________, 2007

	☐ FOR	☐ AGAINST	☐ ABSTAIN	_________________________________
Signature

_________________________________
Signature

NOTE: Please sign exactly as name appears hereon. Joint holders should each sign. When signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which you are signing. If a corporation or other entity, please sign in full corporate or entity name by authorized person.

FOLD AND DETACH HERE

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/func1 Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.